As filed with the Securities and Exchange Commission on December 15, 2021

Registration No. 333-261238

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TRIUMPH BANCORP, INC.

(Exact name of registrant as specified in its charter)

Texas	6712	20-0477066
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

12700 Park Central Drive, Suite 1700

Dallas, TX 75251

(214) 365-6900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Adam D. Nelson

Executive Vice President and General Counsel

Triumph Bancorp, Inc.

12700 Park Central Drive, Suite 1700

Dallas, Texas 75251

(214) 365-6900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Mark F. Veblen, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. WE MAY NOT COMPLETE THE EXCHANGE OFFER AND ISSUE THESE SECURITIES UNTIL THE REGISTRATION STATEMENT IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED OR WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICTION.

SUBJECT TO COMPLETION, DATED December 15, 2021

PROSPECTUS

$70,000,000 aggregate principal amount of

3.500% Fixed-to-Floating Rate Subordinated Notes due 2031

that have been registered under the Securities Act of 1933

for any and all outstanding unregistered

3.500% Fixed-to-Floating Rate Subordinated Notes due 2031

The exchange offer will expire at 5:00 p.m., New York City time, on January 24, 2022, unless extended.

We are offering to exchange 3.500% Fixed-to-Floating Rate Subordinated Notes due 2031 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), which we refer to in this prospectus as the “New Notes,” for any and all of our outstanding unregistered 3.500% Fixed-to-Floating Rate Subordinated Notes due 2031 that we issued in a private placement on August 26, 2021, which we refer to in this prospectus as the “Old Notes.” We are making this offer to exchange the New Notes for the Old Notes to satisfy our obligations under certain registration rights agreements that we entered into with the purchasers of the Old Notes in connection with our issuance of the Old Notes to those purchasers.

We will not receive any cash proceeds from the exchange offer. The issuance of the New Notes in exchange for the Old Notes will not result in any increase in our outstanding indebtedness. The Old Notes that are not exchanged for New Notes in the exchange offer will remain outstanding. The exchange offer is not subject to any minimum tender condition, but is subject to certain customary conditions.

Subject to the terms of the exchange offer, following the expiration or termination of the exchange offer, we will exchange the Old Notes that have been validly tendered and not validly withdrawn prior to such expiration or termination for an equal principal amount of New Notes. The terms of the New Notes are identical in all material respects to the terms of the Old Notes, except that: the New Notes have been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act and, as a result, will not bear any legend restricting their transfer; the New Notes bear different CUSIP numbers from the Old Notes; the New Notes are generally not subject to transfer restrictions; holders of the New Notes are not entitled to registration rights under the registration rights agreements that we entered into with the initial purchasers of the Old Notes; and because the holders of the New Notes are not entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in those registration rights agreements relating to our fulfillment of our registration obligations. The New Notes evidence the same debt as the Old Notes and are governed by the same Indenture under which the Old Notes were issued.

There is no existing public market for the Old Notes or the New Notes, and we do not expect any public market to develop in the future for either the Old Notes or the New Notes. The Old Notes are not listed on any national securities exchange or quotation system, and we do not intend to list the New Notes on any national securities exchange or quotation system.

Except as otherwise provided in this prospectus, you may withdraw your tender of Old Notes at any time prior to the expiration of the exchange offer at 5:00 p.m., New York City time, on January 24, 2022. We will exchange all of the outstanding Old Notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer for an equal principal amount of New Notes.

Any broker-dealer that holds Old Notes acquired for its own account as a result of market-making activities or other trading activities and that receives the New Notes for its own account pursuant to the exchange offer may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. A broker-dealer that acquired the Old Notes because of market-making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with resales of the New Notes for a period of 180 days after the completion of the exchange offer. See “Plan of Distribution.”

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 10, as well as the risk factors contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in the other reports filed by us with the SEC and incorporated by reference into this prospectus.

Neither the SEC nor any state securities commission or regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of the disclosure in this prospectus. Any representation to the contrary is a criminal offense.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

The securities to be exchanged are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank or savings association.

The date of this prospectus is [                ], 2021.

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-4 (the “registration statement”) that we have filed with the SEC under the Securities Act. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us, the exchange offer and the securities offered by this prospectus, reference is made to the registration statement, including the exhibits to the registration statement and the documents incorporated by reference therein.

We are providing this prospectus to holders of Old Notes in connection with our offer to exchange Old Notes for New Notes. We are not making the exchange offer to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction.

You should read this prospectus together with the additional information described under the heading “Where You Can Find More Information” and in the accompanying letter of transmittal filed by us with the SEC. We have not authorized any other person to provide you with any other information with regard to the exchange offer. We take no responsibility for, and provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with information that is different or inconsistent, you should not rely on it. You should not assume that any information contained in or incorporated by reference into the registration statement of which this prospectus is a part is accurate as of any date other than the date of the applicable document that contains such information. Our business, financial condition, results of operations and prospects may have changed since such date.

The registration statement of which this prospectus is a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained at no cost from the SEC’s website (http://www.sec.gov). Copies of certain information filed by us with the SEC are also available on our website (https://ir.triumphbancorp.com/) at no cost by selecting the section titled “Financial Info” and then the link to “SEC Filings.” Information contained on, or accessible from, our website is expressly not incorporated by reference into this prospectus, and you should not consider it part of this prospectus or any other filings we make with the SEC.

You should not consider any information in this prospectus to be investment, legal, accounting or tax advice. You should consult your own counsel, accountant and other advisors for legal, accounting, tax, business, financial and related advice regarding the exchange offer and ownership of these securities.

Any broker-dealer that holds Old Notes acquired for its own account as a result of market-making activities or other trading activities and receives New Notes for its own account pursuant to the exchange offer may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. A broker-dealer that acquired Old Notes because of market-making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with resales of the New Notes for a period of 180 days after the completion of the exchange offer. We will make additional copies of this prospectus, and any amendments or supplements hereto, available to any such broker-dealer that so requests in accordance with the instructions in the letter of transmittal. See “Plan of Distribution.”

Unless otherwise indicated or the context otherwise requires, as used in this prospectus, the terms “we,” “us,” “our,” “Triumph” or the “Company” refer to Triumph Bancorp, Inc. and its consolidated subsidiaries, and the terms “TBK Bank” or the “Bank” refers to TBK Bank, SSB a Texas state savings bank and a wholly owned subsidiary of the Company.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and therefore we file annual, quarterly and current reports, proxy statements, and other documents with the SEC. Our SEC filings are available to the public at no cost on the SEC’s website at https://www.sec.gov. We also maintain a website at https://ir.triumphbancorp.com/. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC. See “Incorporation of Certain Documents by Reference” for more information on documents incorporated by reference into this prospectus.

We have filed with the SEC a registration statement on Form S-4 relating to the New Notes and the exchange offer. This prospectus is a part of the registration statement and, as permitted by SEC rules, does not contain all of the information in the registration statement. The registration statement, including the exhibits thereto and the documents incorporated by reference therein, contains additional relevant information about us, the New Notes and the exchange offer. Whenever a reference is made in this prospectus to a contract or other document, the reference is only a summary and you should refer to the exhibits that form a part of the registration statement for a copy of the contract or other document.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus the information in other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. This prospectus incorporates by reference important business and financial information that is not included in or delivered with this prospectus. The information incorporated by reference is considered to be part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference, by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below, which are considered to be a part of this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on February 12, 2021;

•

those portions of our definitive proxy statement on Schedule 14A, as filed with the SEC on March 16, 2021, in connection with our 2021 annual meeting of shareholders that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021, June 30, 2021 and September 30, 2021, as filed with the SEC on April  21, 2021, July 21, 2021 and October 20, 2021 respectively; and

•

our Current Reports on Form 8-K, as filed with the SEC on February 26, 2021, April 1, 2021, April  27, 2021, May 28, 2021, June  1, 2021, July 15, 2021, August  26, 2021, September  1, 2021, November  30, 2021 and December 13, 2021, except to the extent any such information is deemed “furnished” in accordance with SEC rules.

All other documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial date of the registration statement of which this prospectus is a part but prior to the effectiveness of the registration statement and between the date of this prospectus and the later of (i) the termination or completion of the exchange offer and (ii) the termination of the period of time described under “Plan of Distribution” during which we have agreed to make available this prospectus to broker-dealers in connection with certain resales of the New Notes shall deemed to be incorporated by reference herein.

Holders of the Old Notes can obtain any of the other documents listed above from the SEC at no cost at the SEC’s website (http://www.sec.gov), or they may request a copy of these filings, also at no cost, by contacting us at the following address or telephone number:

Triumph Bancorp, Inc.

12700 Park Central Drive, Suite 1700

Dallas, Texas 75251

Attention: Investor Relations

(214) 365-6900

To ensure timely delivery of any requested information, holders of the Old Notes must make any request no later than January 17, 2022, which is five business days before the expiration date of the exchange offer, or, if we decide to extend the expiration date of the exchange offer, no later than five business days before such extended expiration date.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference herein, contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable of a future or forward-looking nature. These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control, particularly with regard to developments related to COVID-19. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but are not limited to, the following:

•	business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas;

•

the impact of COVID-19 on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the CARES Act), and the resulting effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers;

•	our ability to mitigate our risk exposures;

•	our ability to maintain our historical earnings trends;

•	changes in management personnel;

•	interest rate risk;

•	concentration of our products and services in the transportation industry;

•	credit risk associated with our loan portfolio;

•	lack of seasoning in our loan portfolio;

•	deteriorating asset quality and higher loan charge-offs;

•	time and effort necessary to resolve nonperforming assets;

•	inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates;

•

risks related to the integration of acquired businesses, including our acquisition of HubTran Inc. and developments related to our acquisition of Transport Financial Solutions and the related over-formula advances, and any future acquisitions;

•

our ability to successfully identify and address the risks associated with our possible future acquisitions, and the risks that our prior and possible future acquisitions make it more difficult for investors to evaluate our business, financial condition and results of operations, and impairs our ability to accurately forecast our future performance;

•	lack of liquidity;

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•	fluctuations in the fair value and liquidity of the securities we hold for sale;

•	impairment of investment securities, goodwill, other intangible assets or deferred tax assets;

•	our risk management strategies;

•	environmental liability associated with our lending activities;

•	increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms;

•	the accuracy of our financial statements and related disclosures;

•	material weaknesses in our internal control over financial reporting;

•	system failures or failures to prevent breaches of our network security;

•	the institution and outcome of litigation and other legal proceedings against us or to which we become subject;

•	changes in carry-forwards of net operating losses;

•	changes in federal tax law or policy;

•

the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Act and their application by our regulators;

•	governmental monetary and fiscal policies;

•	changes in the scope and cost of FDIC, insurance and other coverages;

•	failure to receive regulatory approval for future acquisitions; and

•	increases in our capital requirements.

The foregoing factors should not be construed as exhaustive. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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SUMMARY

This summary highlights selected information appearing elsewhere in, or incorporated by reference into, this prospectus and is, therefore, qualified in its entirety by the more detailed information appearing elsewhere in, or incorporated by reference into, this prospectus. This summary may not contain all of the information that may be important to you or that you should consider in deciding to exchange your Old Notes for New Notes. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the New Notes and the exchange offer. You should pay special attention to “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Triumph Bancorp, Inc.

We are a financial holding company headquartered in Dallas, Texas and registered under the Bank Holding Company Act. As of September 30, 2021, we had consolidated total assets of $6.025 billion, total loans held for investment of $4.783 billion, total deposits of $4.823 billion and total stockholders’ equity of $820.7 million.

Through our wholly owned bank subsidiary, TBK Bank, we offer traditional banking services, commercial finance product lines focused on businesses that require specialized financial solutions and national lending product lines that further diversify our lending operations. Traditional banking offerings include a full suite of lending and deposit products and services. These activities are focused on our local market areas and some products are offered on a nationwide basis. They generate a stable source of core deposits and a diverse asset base to support our overall operations. Our commercial finance product lines generate attractive returns and include asset-based lending and equipment lending products offered on a nationwide basis. Additionally, we offer mortgage warehouse and liquid credit lending products on a nationwide basis to provide further asset base diversification and stable deposits.

Our Banking products and services share basic processes and have similar economic characteristics. Our factoring subsidiary, Triumph Business Capital, operates in a highly specialized niche and earns substantially higher yields on its factored accounts receivable portfolio than our other lending products. This business also has a legacy and structure as a standalone company. Our payments business, TriumphPay, is a division of TBK Bank and also operates in a highly specialized niche with unique processes and key performance indicators.

We have determined our reportable segments are Banking, Factoring, Payments and Corporate. For the nine months ended September 30, 2021, our Banking segment generated 53% of our total revenue (comprised of interest and noninterest income), our Factoring segment generated 43% of our total revenue, our Payments segment generated 4% of our total revenue, and our Corporate segment generated less than 1% of our total revenue.

Our common stock is traded on NASDAQ Global Select Market under the symbol “TBK” and our depositary shares, each representing a 1/40th interest in a share of 7.125% series C fixed-rate non-cumulative perpetual preferred stock is traded on NASDAQ Global Select Market under the symbol “TBKCP”. Our principal office is located at 12700 Park Central Drive, Suite 1700, Dallas, Texas 75251, and our telephone number at that location is (214) 365-6900. Our website is www.triumphbancorp.com. References to our website are not intended to be active links and the information on such websites is not, and you may not consider that information to be, a part of this prospectus.

Summary of the Exchange Offer

The following provides a summary of certain terms of the exchange offer. See “The Exchange Offer” appearing elsewhere in this prospectus for a more complete description of the exchange offer and “Description of the Notes” for a more complete description of the terms of the Old Notes and the New Notes.

Old Notes	$70,000,000 in aggregate principal amount of 3.500% Fixed-to-Floating Rate Subordinated Notes due 2031.

New Notes	Up to $70,000,000 in aggregate principal amount of 3.500% Fixed-to-Floating Rate Subordinated Notes due 2031 that have terms that are identical in all material respects to the terms of the Old Notes, except that: the New Notes have been registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer; the New Notes bear different CUSIP numbers from the Old Notes; the New Notes are generally not subject to transfer restrictions; holders of the New Notes are not entitled to registration rights under the registration rights agreements that we entered into with the initial purchasers of the Old Notes or otherwise; and because the holders of the New Notes are not entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreements relating to our fulfillment of our registration obligations.

Exchange Offer	We are offering to exchange the New Notes for a like principal amount of Old Notes. Subject to the terms of the exchange offer, following the expiration or termination of the exchange offer, we will exchange the Old Notes that have been validly tendered and not validly withdrawn prior to such expiration or termination for an equal principal amount of the New Notes.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on January 24, 2022, unless we decide to extend it.

Withdrawal Rights	Except as otherwise provided in this prospectus, you may validly withdraw your tender of Old Notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal of tendered Old Notes to be effective, either (1) if you hold book-entry Old Notes, the exchange agent must receive, prior to 5:00 p.m., New York City time on the expiration date, a computer-generated notice of withdrawal, transmitted by The Depository Trust Company, or DTC, on your behalf in accordance with the appropriate procedures of DTC’s “Automated Tender Offer Program,” or ATOP or (2) if you hold physical Old Notes, you must provide a written notice of withdrawal to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offer—Withdrawal of Tenders.”

Conditions to Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. See “The Exchange Offer—Conditions.”

Procedures for Tendering Old Notes	For any Old Notes that are represented by global book-entry notes, DTC, as depositary, or DTC’s nominee is treated as the registered holder of the Old Notes and will be the only entity that can tender your Old Notes for New Notes. In order to participate in the exchange offer, you must follow the procedures established by DTC for tendering Old Notes held in book-entry form. These ATOP procedures require that, prior to the expiration date of the exchange offer, (i) DTC receive (a) your instructions to exchange your Old Notes and (b) your agreement to be bound by the terms of the accompanying letter of transmittal, and (ii) the exchange agent receive a computer generated message known as an “agent’s message” that is transmitted through ATOP.

For any Old Notes that are represented by a physical note that is registered in the initial purchaser’s name, each beneficial holder of an Old Note must transmit a properly completed and duly executed letter of transmittal, the physical note, and all other documents required by the letter of transmittal to Computershare Trust Company, N.A., the exchange agent, at its address listed under “The Exchange Offer—Exchange Agent.”

Please note that by using the ATOP procedures to tender and exchange Old Notes, you will be bound by the terms of the accompanying letter of transmittal, and you will be deemed to have made the acknowledgments and representations it contains. See “The Exchange Offer—Eligibility; Transferability” and “The Exchange Offer—Representations.”

Certain Material United States Federal Income Tax Considerations	The exchange of Old Notes for New Notes in the exchange offer will not constitute a taxable event for United States federal income tax purposes. For additional information, see “Certain Material United States Federal Income Tax Considerations.” You should consult your own tax advisor as to the tax consequences of exchanging your Old Notes for New Notes.

Registration Rights	Under the terms of the registration rights agreements that we entered into with the initial purchasers of the Old Notes at the time we issued the Old Notes, we agreed to register the New Notes and undertake the exchange offer. We are making this exchange offer solely to satisfy our obligations under the registration rights agreements. After the exchange offer is completed, we will have no further obligations, except under certain limited circumstances, to provide for any exchange or undertake any further registration with respect to the Old Notes.

Transferability

Based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters issued to other parties, we believe that you, or any other person receiving New Notes, may offer for resale, resell or otherwise transfer the New Notes without complying with the registration and prospectus delivery requirements of the Securities Act, provided that:

•	you are, or the person receiving the New Notes is, acquiring the New Notes in the ordinary course of business;

•	you do not, nor does any such person, have an arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes;

•	you are not, nor is any such person, an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•

you are not, nor is any such person, a broker-dealer registered under the Exchange Act, and you are not engaged in and do not intend to engage in, nor is any such person engaged in or intending to engage in, any distribution (within the meaning of the Securities Act) of the New Notes; and you are not acting on behalf of any person who could not truthfully make these statements.

Our belief that transfers of New Notes would be permitted without complying with the registration and prospectus delivery requirements of the Securities Act under the conditions described above is based on interpretations by the staff of the SEC given to other, unrelated issuers in similar exchange offers. The staff of the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar interpretation with respect to the exchange offer. If our belief is not accurate and you transfer a New Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from such requirements, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, such liability. See “Risk Factors—Risks Related to the Exchange Offer.”

Any broker-dealer that holds Old Notes acquired for its own account as a result of market-making activities or other trading activities and that receives New Notes for its own account pursuant to the exchange offer may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. See “Plan of Distribution.”

Consequences of Failing to Exchange Old Notes

Any Old Notes that are not exchanged in the exchange offer will continue to be governed by the applicable indenture relating to the Old Notes and the terms of the Old Notes. Old Notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and will be subject to the restrictions on transfer described in the Old Notes, and you will generally not be able to offer, sell, pledge or otherwise transfer the

Old Notes, except to us or to any of our subsidiaries, under a registration statement that has been declared effective under the Securities Act or under an exemption from the requirements of the Securities Act. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for any exchange or undertake any further registration with respect to the Old Notes. If you do not participate in the exchange offer, the liquidity of your Old Notes could be adversely affected. See “Risk Factors—Risks Related to the Exchange Offer” and “The Exchange Offer—Consequences of Failure to Exchange.”

Use of Proceeds	We will not receive any cash proceeds from the exchange of Old Notes for New Notes as a result of the exchange offer.

Cancellation of Exchanged Old Notes	Old Notes that are surrendered in exchange for New Notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the New Notes under the exchange offer will not result in any increase in our outstanding indebtedness.

Exchange Agent	Computershare Trust Company, N.A is serving as the exchange agent for the exchange offer. See “The Exchange Offer—Exchange Agent” for the address, telephone number and email address of the exchange agent.

Summary of the New Notes

The following provides a summary of certain terms of the New Notes. The New Notes have terms that are identical in all material respects to the terms of the Old Notes, except that: the New Notes have been registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer; the New Notes bear different CUSIP numbers from the Old Notes; the New Notes are generally not subject to transfer restrictions; holders of the New Notes are not entitled to registration rights under the registration rights agreements that we entered into with the initial purchasers of the Old Notes; and because the holders of the New Notes are not entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreements relating to our fulfillment of our registration obligations. The New Notes will evidence the same debt as the Old Notes and will be governed by the same indenture under which the Old Notes were issued. See “Description of the Notes” for a more complete description of the terms of the New Notes. References in this prospectus to the “notes” include both the Old Notes and the New Notes unless otherwise indicated or the context otherwise requires.

Issuer	Triumph Bancorp, Inc., a Texas corporation.

Securities Offered	3.500% Fixed-to-Floating Rate Subordinated Notes due September 1, 2031.

Aggregate Principal Amount	Up to $70,000,000.

Maturity	September 1, 2031 (the “Maturity Date”).

Interest Rate	From and including the issue date to, but excluding, September 1, 2026, a fixed per annum rate of 3.500%.

From and including September 1, 2026 to, but excluding, the Maturity Date or the date of earlier redemption, a floating per annum rate equal to the then-current Benchmark (as defined in “Description of the Notes” in this prospectus), which will initially be Three-Month Term SOFR (as defined in “Description of Notes” in this prospectus), determined on the determination date of the applicable floating interest period (as defined below), plus 286 basis points; provided, however, in the event that the Benchmark is less than zero, the Benchmark shall be deemed to be zero. For more information, see “Description of the Notes—Interest” and “Description of the Notes—Effect of Benchmark Transition Event” in this prospectus. If the Company determines that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined in “Description of the Notes” in this prospectus) have occurred in respect of any determination of the Benchmark on any date, then the provisions set forth below under “—Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Notes during the applicable floating interest period. In accordance with the provisions set forth under “Description of the Notes—Effect of Benchmark Transition Event,” after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate payable on the Notes will transition to an alternative Benchmark as provided therein.

Interest Payment Dates	Commencing on March 1, 2022 to, and including, September 1, 2026, we will pay interest on the Notes on March 1 and September 1 of each year. Commencing on December 1, 2026 to, and including, the Maturity Date or date of earlier redemption (such period, the “floating rate period”), we will pay interest on the Notes on March 1, June 1, September 1 and December 1 of each year.

Record Dates	The 15th day of the month immediately preceding the month of the applicable interest payment date.

Day Count Convention	Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months to, but excluding, September 1, 2026 and thereafter on the basis of a 360-day year and on the basis of the actual number of days elapsed.

No Guarantees	The Notes are not guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Subordination/Ranking.”

Subordination / Ranking	The Notes will be unsecured, subordinated to certain obligations and:

•	will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes;

•

will rank senior in right of payment and upon our liquidation to (i) our existing junior subordinated indebtedness underlying our outstanding trust preferred securities; and (ii) any of our indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the Notes;

•

will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Debt (as defined in the Indenture) as described under “Description of the Notes” in this prospectus; and

•

will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

For more information, see “Description of the Notes—Ranking” in this prospectus.

As of September 30, 2021, Triumph had approximately $5.123 billion of indebtedness, including $4.823 billion of deposits, $30.0 million of Federal Home Loan Bank advances, $109.5 million of subordinated notes and $51.0 million of junior subordinated debentures.

The Indenture governing the New Notes does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Optional Redemption	We may, at our option, beginning with the interest payment date on September 1, 2026, but not prior thereto, and on any interest payment date thereafter, redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption fixed by us. For more information, see “Description of the Notes—Redemption” in this prospectus.

Special Redemption	We may also redeem the New Notes at any time prior to maturity, at our option, in whole, but not in part, if (i) a subsequent event occurs that could preclude the Notes from being recognized as Tier 2 Capital for regulatory capital purposes, (ii) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Notes for U.S. federal income tax purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended, in each case, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. For more information, see “Description of the Notes—Redemption” in this prospectus.

Form	Fully-registered global notes in book-entry form.

Denominations	$100,000 and integral multiples of $1,000 in excess thereof.

Defaults; Events of Default; Remedies	The New Notes will contain the payment and covenant defaults and insolvency events of default set forth in the Indenture. There is no right of acceleration in the case of a default in the payment of principal or of interest on the Notes or in our non-performance of any other obligation under the Notes or the Indenture. However, if an insolvency-related event of default occurs, the principal of, and accrued and unpaid interest on, the Notes will become immediately due and payable without any action of the Trustee or the holders of the Notes. In the event of such acceleration of the maturity of the Notes, all of our obligations to holders of our senior indebtedness will be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal of, or interest on, the Notes. See “Description of the Notes—Defaults; Events of Default; Limitation on Suits” and “Description of the Notes—Ranking” in this prospectus.

Trustee	Computershare Trust Company, N.A. as successor trustee to Wells Fargo Bank, National Association

Risk Factors	Please refer to “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to participate in the exchange offer.

Governing Law	The New Notes and the Indenture will be governed by New York law.

Listing and Trading Markets	We do not intend to list the New Notes on any securities exchange or have the New Notes quoted on a quotation system. Currently there is no public market for the New Notes and there can be no assurances that any public market for the New Notes will develop.

RISK FACTORS

In consultation with your own advisors, you should carefully consider, among other matters, the factors set forth below as well as the other information included or incorporated by reference in this prospectus before deciding whether to participate in the exchange offer. In particular, you should carefully consider, among other things, the factors described under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which is incorporated herein by reference, as updated by our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If any of the risks contained in or incorporated by reference into this prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the value of the New Notes could decline, our ability to repay the New Notes may be impaired, and you may lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. See the “Cautionary Note Regarding Forward-Looking Statements” section in this prospectus.

Risks Related to our Business

For a discussion of certain risks applicable to our business and operations, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as updated by our subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Risks Related to the Exchange Offer

If you do not validly tender your Old Notes, you will continue to hold unregistered Old Notes, and your ability to transfer Old Notes will be limited.

We will only issue New Notes in exchange for Old Notes that you timely and validly tender in accordance with the terms of the exchange offer. Therefore, you should allow sufficient time to ensure timely delivery of the Old Notes, and you should carefully follow the instructions on how to tender your Old Notes. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders and withdrawals of Old Notes, neither we, the exchange agent nor any other person will have any duty to give or incur any liability for failure to give such notification. See “The Exchange Offer—Procedures for Tendering Old Notes.”

If you do not exchange your Old Notes for New Notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your Old Notes described in the legend on the global notes or certificates for the Old Notes, as applicable. The restrictions on transfer of the Old Notes arose because we issued the Old Notes in a private placement not subject to registration under the Securities Act and applicable state securities laws. In general, you may only offer or sell the Old Notes if they are registered under the Securities Act and applicable state securities laws, or you offer and sell under an exemption from these requirements. We do not plan to register any sale of the Old Notes under the Securities Act.

The tender of Old Notes under the exchange offer will reduce the principal amount of the Old Notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the Old Notes due to a reduction in liquidity.

For further information regarding the consequences of failing to exchange your Old Notes in the exchange offer, see “The Exchange Offer—Consequences of Failure to Exchange.”

You may not receive New Notes in the exchange offer if you do not properly follow the exchange offer procedures.

We will issue New Notes in exchange for your Old Notes only if you validly tender and do not validly withdraw your Old Notes before expiration of the exchange offer. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders and withdrawals of Old Notes, neither we, the exchange agent nor any other person will have any duty to give or incur any liability for failure to give such notification. If you are the beneficial holder of Old Notes that are held through a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such Old Notes in the exchange offer, you should promptly contact the person through whom your Old Notes are held and instruct that person to tender your Old Notes on your behalf in accordance with the procedures described in this prospectus and the accompanying letter of transmittal.

Old Notes that are not tendered, are withdrawn prior to acceptance or that are tendered but not accepted for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act, and upon consummation of the exchange offer, certain registration and other rights under the registration rights agreements that we entered into with the initial purchasers of the Old Notes will terminate. See “The Exchange Offer—Procedures for Tendering Old Notes” and “The Exchange Offer—Consequences of Failure to Exchange.”

Some holders who exchange their Old Notes may be deemed to be underwriters, and these holders will be required to comply with additional requirements under the Securities Act.

Based on interpretations of the Securities Act by the staff of the SEC contained in certain no-action letters issued to other parties, we believe that you, or any other person receiving New Notes, may offer for resale, resell, or otherwise transfer the New Notes without complying with the registration and prospectus delivery requirements of the Securities Act. Our belief that transfers of New Notes would be permitted without registration or prospectus delivery under the conditions described above is based on interpretations by the staff of the SEC given to other, unrelated issuers in similar exchange offers. The staff of the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot assure you that the staff of the SEC would make a similar interpretation with respect to the exchange offer. Additionally, in some instances described in this prospectus under “Plan of Distribution,” certain holders of New Notes will remain obligated to comply with the registration and prospectus delivery requirements of the Securities Act to resell the New Notes. If any such holder transfers any New Notes without delivering a prospectus meeting the requirements of the Securities Act or without an applicable exemption from registration under the Securities Act, such holder may incur liability under the Securities Act. We do not and will not assume, or indemnify any such holder or other person against, such liability.

Consummation of the exchange offer may not occur.

The exchange offer is subject to the satisfaction of certain conditions. See “The Exchange Offer—Conditions.” Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive the New Notes, during which time such holders will not be able to effect transfers of their Old Notes tendered in the exchange offer. Until we announce whether we have accepted valid tenders of Old Notes for exchange pursuant to the exchange offer, no assurance can be given that such exchange offer will be completed. In addition, subject to applicable law and as provided in this prospectus, we may, in our sole discretion, extend, re-open, amend, waive any condition of or terminate the exchange offer at any time before our announcement of whether we will accept valid tenders of Old Notes for exchange pursuant to such exchange offer, which we expect to make as soon as reasonably practicable after the expiration time.

Risks Related to the New Notes

SOFR has a very limited history, and the future performance of SOFR cannot be predicted based on historical performance.

Beginning on September 1, 2026, the notes will bear interest at an annual floating interest rate, reset quarterly, equal to the Floating Interest Rate determined for the applicable interest period plus 286 basis points.

See “Description of the Notes” for additional information. The Floating Interest Rate is expected to be Three-Month Term SOFR (as defined below in “Description of the Notes”), which rate is subject to numerous uncertainties.

SOFR, or the “secured overnight financing rate,” is a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. SOFR was first published by the Federal Reserve Bank of New York (the “FRBNY”) in April 2018. The FRBNY commenced publication of SOFR as an alternate reference rate for the London Interbank Offered Rate (“LIBOR”), following the announcement by the United Kingdom Financial Conduct Authority of its intention to stop persuading or compelling banks to submit rates for the calculation of LIBOR after 2021, which has since been extended to June 30, 2023.

SOFR has a very limited history, and the future performance of SOFR cannot be predicted based on its limited historical performance. The level of SOFR during the floating interest period (as defined below) of the notes may bear little or no relation to historical actual or indicative data. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. While some pre-publication historical data have been released by the FRBNY, such analysis inherently involves assumptions, estimates and approximations, and hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of SOFR. The future performance of SOFR is therefore impossible to predict, and no future performance of SOFR may be inferred from any of the historical actual or indicative data. Changes in the levels of SOFR will affect the interest rate of the notes during the floating interest period and accordingly will affect the return on the notes and the market price of the notes, but it is impossible to predict whether such levels will rise or fall.

SOFR may be more volatile than other benchmark or market rates.

Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the SOFR-linked New Notes may fluctuate more than floating rate securities that are linked to less volatile rates.

SOFR may be modified or discontinued.

SOFR is a relatively new rate, and the FRBNY or any successor, as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the methodology by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR or timing related to the publication of SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on the notes, which may adversely affect the market price of the notes. The administrator of SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR.

Any failure of SOFR to gain market acceptance could adversely affect the trading prices of the SOFR-linked New Notes.

SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This could mean that market participants may not consider SOFR to be a suitable substitute or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the return on the New Notes, the liquidity in any trading market for the New Notes and the price at which you could sell the New Notes.

We will act as the initial calculation agent and may have economic interests adverse to the interests of the holders of the New Notes.

The calculation agent will determine the interest rate during the floating rate period. We will act as the initial calculation agent for the New Notes. Any exercise of discretion by us under the terms of the New Notes, including, without limitation, any discretion exercised by us acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we may have economic interests that are adverse to the interests of the holders of the New Notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the New Notes. Any determination by us, as the calculation agent, will be final and binding absent manifest error.

Our obligations under the New Notes will be unsecured and subordinated to any Senior Debt.

The New Notes will be unsecured subordinated obligations of Triumph. Accordingly, they will be junior in right of payment to any of our existing and future Senior Debt. The New Notes will rank equally with all of our other unsecured subordinated indebtedness issued in the future under the Indenture. In addition, the New Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our current and future subsidiaries, including the Bank. As of September 30, 2021, Triumph had approximately $5.123 billion of indebtedness, including $4.823 billion of deposits, $30.0 million of Federal Home Loan Bank advances, $109.5 million of subordinated notes and $51.0 million of junior subordinated debentures.

In addition, the New Notes will not be secured by any of our assets. The Indenture does not limit the amount of Senior Debt and other financial obligations or secured obligations that we or our subsidiaries may incur.

As a result of the subordination provisions described above and in the following paragraph, holders of New Notes may not be fully repaid in the event of our bankruptcy, liquidation or reorganization.

The New Notes will be structurally subordinated to the debt of our subsidiaries, which will not guarantee the New Notes.

The New Notes will be obligations of Triumph only and will not be guaranteed by any of our subsidiaries, including the Bank. The New Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of the Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the New Notes would have any claims to those assets. Furthermore, none of our subsidiaries is under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions also limit our subsidiaries’ ability to pay dividends or make distributions, loans or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the New Notes.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the New Notes, to participate in the assets of any subsidiary during its liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors unless we are ourselves a creditor with recognized claims against the subsidiary. Claims from creditors (other than us) against the subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings. The New Notes are not obligations of, nor guaranteed by, our subsidiaries and our subsidiaries have no obligation to pay any amounts due on the New Notes. The indenture governing the New Notes does not contain any limitation on the amount of debt or other obligations that our subsidiaries may incur hereafter.

We are a holding company and depend on dividends and distributions from our subsidiaries for payments of principal and interest.

The New Notes are obligations of Triumph exclusively and are not guaranteed by any of our subsidiaries. We are a separate and distinct legal entity from the Bank and our other subsidiaries. Our principal source of funds to make payments on the New Notes and our other securities is dividends from the Bank. Triumph’s ability to receive dividends and other distributions from the Bank as a source of funds is contingent on a number of factors including the Bank’s ability to meet applicable regulatory capital requirements and the Bank’s profitability and earnings and strength of its balance sheet. Consequently, our ability to pay and discharge our obligations, including the principal of, and premium, if any, and interest on, our debt securities depends on the dividends paid and distributions and other payments made to us by our subsidiaries, and funds we obtain from our corporate borrowings or by selling our securities. Accordingly, our right to receive any payments from or assets of our subsidiaries upon their liquidation or reorganization, and the consequent right of the holders of the New Notes to participate in the proceeds of those payments or assets, will be effectively subordinated to the claims of our subsidiaries’ respective creditors and preferred equity holders, if any.

We may not be able to generate sufficient cash to service all of our debt, including the New Notes.

Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on our future performance of our operating subsidiaries. Prevailing economic conditions (including interest rates), regulatory constraints, including, among other things, limiting distributions to us from the Bank and required capital levels with respect to the Bank and certain of our nonbank subsidiaries, and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed on commercially reasonable terms or at all.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the New Notes, regardless of whether we are the subject of an insolvency proceeding.

As a bank holding company, our ability to pay the principal of, and interest on, the New Notes is subject to the rules and guidelines regarding capital adequacy of the Board of Governors of the Federal Reserve (the “Federal Reserve”). We intend to treat the New Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the New Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and Federal Reserve regulations, a bank holding company is required to act as a source of financial and managerial strength to the Bank and commit resources to its support, including the guarantee of capital plans of an undercapitalized bank subsidiary. Such support may be required at times when we may not otherwise be inclined to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the New Notes on one or more of the scheduled interest payment dates or at any other time or the principal of the New Notes at the maturity of the New Notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, the bankruptcy trustee would be deemed to have assumed and would be required to cure immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of the Bank and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

Holders of the New Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

Payment of principal on the New Notes may be accelerated only in the case of certain events of bankruptcy or insolvency involving us or the Bank. There is no automatic acceleration or right of acceleration in the case of default in the payment of principal of or interest on the New Notes or in the performance of any of our other obligations under the New Notes or the Indenture. Our regulators can, in the event we become subject to an enforcement action, require our subsidiary bank to not pay dividends to us, and to prevent payment of interest or principal on the New Notes and any dividends on our capital stock, but such limits will not permit acceleration of the New Notes.

We may incur a substantial level of debt that could materially adversely affect our ability to generate sufficient cash to fulfill our obligations under the New Notes.

Neither we, nor any of our subsidiaries, are subject to any limitations under the terms of the Indenture from issuing, accepting or incurring any amount of additional debt, deposits or other liabilities, including Senior Debt or other obligations ranking senior to or equally with the New Notes. We and our subsidiaries are expected to incur additional debt and other liabilities from time to time, and our level of debt and the risks related thereto could increase.

A substantial level of debt could have important consequences to holders of the New Notes, including the following:

•	making it more difficult for us to satisfy our obligations with respect to our debt, including the New Notes;

•	requiring us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for other purposes;

•	increasing our vulnerability to adverse economic and industry conditions, which could place us at a disadvantage compared to our competitors that have relatively less debt;

•	limiting our flexibility in planning for, or reacting to, changes in our business and the industries in which we operate; and

•	limiting our ability to borrow additional funds, or to dispose of assets to raise funds, if needed, for working capital, capital expenditures, acquisitions and other corporate purposes.

The Indenture has limited covenants and does not contain any limitations on our ability to grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock, which may not protect your investment.

In addition to the absence of any restrictions on us or our subsidiaries on incurring any additional debt or other liabilities, we are not restricted under the Indenture from granting security interests over our assets, or from paying dividends or issuing or repurchasing our securities. Also, there are no covenants in the Indenture requiring us to achieve or maintain any minimum financial results relating to our financial position or results of operations. You are not protected under the Indenture in the event of a highly leveraged transaction, reorganization, a default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect our ability to make payments on the New Notes when due.

The New Notes do not restrict our ability to incur additional debt, repurchase our securities or take other actions that could have a negative impact on the holders of the New Notes.

We are not restricted under the terms of the New Notes and the indenture from incurring additional debt, including debt that ranks senior or equal to the New Notes, or repurchasing our common stock or other securities.

In addition, the terms of the New Notes do not require us to achieve or maintain any minimum financial results or ratios relating to our financial position or results of operations. Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the New Notes could diminish our ability to make payments on the New Notes when due and may subordinate the New Notes to any senior indebtedness that we may incur.

Our credit ratings may not reflect all risks of an investment in the New Notes.

Our credit ratings are an assessment of our ability to pay our obligations as they become due. Consequently, real or anticipated changes in our credit ratings will generally affect the trading value of the New Notes. Our credit ratings, however, may not reflect the potential risks related to the market or other factors on the value of the New Notes. Furthermore, because your return on the New Notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the New Notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

The New Notes are not insured or guaranteed by the FDIC.

The New Notes will not be savings accounts, deposits or other obligations of the Bank and will not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality. The New Notes are ineligible and may not be used as collateral for a loan by us or our bank subsidiary.

We cannot assure you that an active trading market will develop for the New Notes.

The New Notes are a new issue of securities for which there is no established trading market, and we do not intend to apply for listing of the New Notes on any securities exchange or for quotation of the New Notes on a quotation system. No party is under any obligation to make a market in the New Notes. In addition, the liquidity of the trading market for the New Notes, if any, will depend upon, among other things, the number of holders of the New Notes, our performance and prospects, the market for similar securities, the interest of securities dealers in making a market in the New Notes and other factors. As a result, we cannot provide you with any assurance regarding whether a trading market for the New Notes will develop or the ability of holders of the New Notes to sell their New Notes.

The market value of the New Notes may be less than the principal amount of the New Notes.

If a market develops for the New Notes, the prices at which holders may be able to sell their New Notes may be affected, potentially adversely, by a number of factors. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the New Notes; the time remaining to maturity of the New Notes; the aggregate amount outstanding of the New Notes; any redemption or repayment features of the New Notes; the level, direction, and volatility of market interest rates generally; general economic conditions of the capital markets in the United States; geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally; the extent of any market-making activities with respect to the New Notes; and the operating performance of the Bank. Often, the only way to liquidate your investment in the New Notes prior to maturity will be to sell the New Notes. At that time, there may be a very illiquid market for the New Notes or no market at all.

After September 1, 2026, the New Notes may be redeemed at our option, which limits the ability to earn interest over the full term of the New Notes.

Subject to the prior approval of the Federal Reserve, to the extent that such approval is then required, we may redeem all or a portion of the New Notes on or after September 1, 2026 and prior to their Maturity Date. In the event that we redeem the New Notes, holders of the New Notes will receive only the principal amount of the investment in the New Notes and any accrued and unpaid interest to, but excluding, the date of redemption.

The amount of interest payable on the New Notes will vary on and after September 1, 2026.

As the interest rate of the New Notes will be calculated based on three-month term SOFR from September 1, 2026 to, but excluding, the Maturity Date and three-month term SOFR is a floating rate, the interest rate on the New Notes will vary after September 1, 2026. From and including the consummation of the exchange offer to, but excluding, September 1, 2026, the New Notes will bear interest at a fixed rate per annum of 3.500%. From and including September 1, 2026 to, but excluding, the Maturity Date or earlier redemption date, the New Notes will bear a floating interest rate set each quarterly interest period at a per annum rate equal to the then-current three-month term SOFR plus 286 basis points; provided, that in the event that three-month term SOFR is less than zero, three-month term SOFR shall be deemed to be zero, and under certain circumstances the three-month term SOFR rate may be replaced with a different reference rate, as described under “Description of the Notes—Effect of Benchmark Transition Event.” The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if LIBOR increases during that period.

Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the floating rate New Notes.

The level of SOFR (or of a replacement benchmark rate) may affect our decision to redeem the New Notes.

It is more likely we will redeem the New Notes after September 1, 2026 if the interest rate on them is higher than that which would be payable on one or more other forms of borrowing. If we redeem the New Notes prior to their maturity date, holders may not be able to invest in other securities with a similar level of risk that yield as much interest as the New Notes.

Holders of the New Notes will have no rights against the publishers of SOFR or any other reference rate.

Holders of the Notes will have no rights against the publishers of SOFR or any other reference rate, even though the amount they receive on each interest payment date on or after December 1, 2026 will depend upon the level of SOFR or a different reference rate. The publishers of SOFR or any other reference rate are not in any way involved in this offering and have no obligations relating to the New Notes or the holders of the New Notes.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreements that we entered into with the initial purchasers of the Old Notes. We will not receive any cash proceeds from the exchange offer. In consideration for issuing the New Notes as contemplated by this prospectus, we will receive for cancellation a like principal amount of the Old Notes. Old Notes that are surrendered in exchange for New Notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the New Notes under the exchange offer will not result in any increase in our outstanding indebtedness.

THE EXCHANGE OFFER

General

In connection with the issuance of the Old Notes, we entered into registration rights agreements with the initial purchasers of the Old Notes, which provides for the exchange offer we are making pursuant to this prospectus. The exchange offer will permit eligible holders of Old Notes to exchange their Old Notes for New Notes that are identical in all material respects with the Old Notes, except that:

•	the New Notes have been registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer;

•	the New Notes bear different CUSIP numbers from the Old Notes;

•	the New Notes generally will not be subject to transfer restrictions;

•	holders of the New Notes are not entitled to registration rights under the registration rights agreements or otherwise; and

•

because the New Notes will not be entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreements relating to our fulfillment of our registration obligations.

The New Notes will evidence the same debt as the Old Notes. Holders of the New Notes will be entitled to the benefits of the Indenture. Accordingly, the New Notes and the Old Notes will be treated as a single series of subordinated debt securities under the Indenture. Old Notes that are not accepted for exchange in the exchange offer will remain outstanding and interest on those Old Notes will continue to accrue at the applicable interest rate and be subject to the terms of the applicable Indenture.

The exchange offer does not depend on any minimum aggregate principal amount of Old Notes being tendered for exchange.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreements, the applicable requirements of the Exchange Act, and the related rules and regulations of the SEC applicable to transactions of this type.

We will be deemed to have accepted validly tendered Old Notes if and when we have given oral or written notice to the exchange agent of our acceptance of such Old Notes. Subject to the terms and conditions of the exchange offer, delivery of New Notes will be made by the exchange agent after receipt of our notice of acceptance. The exchange agent will act as agent for the holders of Old Notes tendering their Old Notes for the purpose of receiving New Notes from us in exchange for such tendered and accepted Old Notes. The exchange offer is subject to the conditions set forth below under “The Exchange Offer—Conditions.” As a result of these conditions (which may be waived by us, in whole or in part, in our absolute discretion), we may not be required to exchange any of the Old Notes. In such case, or if any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return or cause to be returned the Old Notes not exchanged to the tendering holder after the expiration or termination of the exchange offer.

If a holder of Old Notes validly tenders Old Notes in the exchange offer, the tendering holder will not be required to pay us brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal and certain limited exceptions described in this prospectus and the letter of transmittal, the tendering holder will not be required to pay transfer taxes for the exchange of Old Notes. Subject to certain exceptions described in this prospectus, we will pay all of the expenses in connection with the exchange offer, other than certain applicable taxes. See “The Exchange Offer—Fees and Expenses.”

Holders of outstanding Old Notes do not have any appraisal, dissenters’ or similar rights in connection with the exchange offer. Outstanding Old Notes that are not tendered, or are tendered but not accepted, in connection with the exchange offer will remain outstanding. See “Risk Factors—Risks Related to the Exchange Offer.”

NEITHER WE NOR THE EXCHANGE AGENT ARE MAKING ANY RECOMMENDATION TO THE HOLDERS OF THE OUTSTANDING OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OUTSTANDING OLD NOTES IN THE EXCHANGE OFFER. IN ADDITION, NEITHER WE NOR THE EXCHANGE AGENT HAVE AUTHORIZED ANYONE TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF THE OUTSTANDING OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER, AND, IF SO, THE AGGREGATE PRINCIPAL AMOUNT OF OUTSTANDING OLD NOTES TO TENDER AFTER READING THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISERS, IF ANY, BASED ON THEIR FINANCIAL POSITION AND INDIVIDUAL REQUIREMENTS.

Registration Rights Agreements

We issued the Old Notes in a private placement not subject to registration under the Securities Act and applicable state securities laws. In connection with the issuance of the Old Notes, we entered into registration rights agreements with the initial purchasers of the Old Notes, and we are making the exchange offer to comply with our contractual obligations under the registration rights agreements.

The following provides a summary of certain terms of the registration rights agreements. This summary is qualified in its entirety by reference to the complete versions of the form of registration rights agreement, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Under the terms of the registration rights agreements, we agreed to register the New Notes and undertake the exchange offer. The exchange offer is intended to satisfy the rights of holders of Old Notes under the registration rights agreements. After the exchange offer is completed, we will have no further obligations, except under the limited circumstances described below, to provide for any exchange or undertake any further registration with respect to the Old Notes.

Under the terms of the registration rights agreements, we agreed, among other things, to use commercially reasonable efforts to:

•

file a registration statement with the SEC on or prior to the 90th day after August 26, 2021 with respect to a registered offer to exchange the Registrable Securities (as defined below) for a like aggregate principal amount of New Notes;

•	cause that registration statement to be declared or become effective by the SEC no later than the 150th day after August 26, 2021;

•	cause that registration statement to remain effective until the closing of the exchange offer; and

•	consummate the exchange offer no later than 45 days after the effective date of that registration statement.

Under the terms of the registration rights agreements, we also agreed, among other things, to the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the Old Notes;

“Registrable Securities” means the Old Notes, provided that any Old Notes shall cease to be Registrable Securities when (i) a registration statement with respect to such Old Notes shall have been declared or become effective under the Securities Act and such Old Notes shall have been exchanged or disposed of pursuant to such registration statement, (ii) such Old Notes shall have been sold to the public pursuant to Rule 144 (or any similar provision then in force, but not Rule 144A) under the Securities Act, or are eligible to be resold pursuant to Rule 144 without regard to the public information requirements thereunder, (iii) such Old Notes shall have ceased to be outstanding, (iv) such Old Notes were eligible for exchange under an exchange offer registration statement that was declared effective under the Securities Act but were not exchanged at the election of the holder during the period the exchange offer was open, or (v) such Old Notes have been exchanged for New Notes which have been registered pursuant to the exchange offer registration statement upon consummation of the exchange offer unless, in the case of any New Notes referred to in this clause (v), such New Notes are held by participating broker-dealers or otherwise are not freely tradable by such participating broker-dealers without any limitations or restrictions under the Securities Act (in which case, such New Notes will be deemed to be Registrable Securities until such time as such New Notes are sold to a purchaser in whose hands such New Notes are freely tradeable without any limitations or restrictions under the Securities Act).

We also agreed to issue and exchange New Notes for all Old Notes validly tendered and not validly withdrawn before the expiration of the exchange offer. We are sending this prospectus, together with a letter of transmittal, to all the holders of the Old Notes known to us. For each Old Note validly tendered to us in the exchange offer and not validly withdrawn, the holder will receive a New Note having a principal amount equal to the principal amount of the tendered Old Note. Old Notes may be exchanged, and New Notes will be issued, only in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

We further agreed that, under certain circumstances, we would file a shelf registration statement with the SEC that would allow resales by certain holders of the Old Notes in lieu of such holders participating in the exchange offer.

Eligibility; Transferability

We are making the exchange offer in reliance on interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters issued to other parties. We have not sought or received our own no-action letter from the staff of the SEC with respect to the exchange offer and the related transactions, and there can be no assurance that the staff of the SEC will make a determination in the case of the exchange offer and such transactions that is similar to its determinations in the above mentioned no-action letters. However, based on these existing SEC staff interpretations, we believe that you, or any other person receiving New Notes, may offer for resale, resell or otherwise transfer the New Notes without complying with the registration and prospectus delivery requirements of the Securities Act, provided that:

•	you are not, nor is any such person, an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	you are, or the person receiving the New Notes is, acquiring the New Notes in the ordinary course of business;

•	you do not, nor does any such person, have an arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the New Notes;

•

you are not, nor is any such person, a broker-dealer registered under the Exchange Act, and you are not engaged in and do not intend to engage in, nor is any such person engaged in or intending to engage in, any distribution (within the meaning of the Securities Act) of the New Notes; and

•	you are not acting on behalf of any person who could not truthfully make these statements.

To participate in the exchange offer, you must represent as a holder of Old Notes that each of these statements is true.

In addition, in order for broker-dealers registered under the Exchange Act to participate in the exchange offer, each such broker-dealer must also: (i) represent that it is participating in the exchange offer for its own account and is exchanging Old Notes acquired as a result of market-making activities or other trading activities; (ii) confirm that it has not entered into any arrangement or understanding with us or any of our affiliates to distribute the New Notes; and (iii) acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes. The letter of transmittal to be delivered in connection with a tender of the Old Notes states that by so acknowledging and by delivering a prospectus such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Notes received in exchange for the Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days following the expiration date of the exchange offer, we will amend or supplement this prospectus to expedite or facilitate the disposition of any New Notes by such broker-dealers.

Any holder of Old Notes (i) who is our affiliate, (ii) who does not acquire the New Notes in the ordinary course of business, (iii) who participates in or intends to participate in the exchange offer for the purpose of, or with a view to, distributing the New Notes, or (iv) who is a broker-dealer who purchased the Old Notes directly from us:

•	will not be able to rely on the interpretations of the staff of the SEC set forth in the no-action letters described above;

•	will not be able to tender Old Notes in the exchange offer; and

•

must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the New Notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction.

Expiration of the Exchange Offer; Extensions; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on January 24, 2022, or at such later date or time to which we may extend the exchange offer. We refer to such date, as it may be extended, as the expiration date. To extend the exchange offer, we will notify the exchange agent and each registered holder of the Old Notes of any extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any such extension, all Old Notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us.

We reserve the right to extend the exchange offer, delay accepting any tendered Old Notes or, if any of the conditions described below under the heading “The Exchange Offer—Conditions” have not been satisfied, to terminate the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give oral or written notice of any delay, extension or termination of, or amendment to, the exchange offer to the exchange agent. We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed or otherwise transmitted to holders of the Old Notes.

If we amend the exchange offer in a manner that we consider material, we will disclose that amendment by means of a prospectus supplement, and we will extend the exchange offer so that at least five business days remain in the exchange offer following notice of the material change.

If we terminate or withdraw the exchange offer, we will pay the consideration offered, or return any Old Notes deposited, under the exchange offer as required by Rule 14e-1(c) under the Exchange Act.

Conditions

The exchange offer is not conditioned on any minimum aggregate principal amount of Old Notes being tendered or accepted for exchange. Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue any New Notes for, any Old Notes and may terminate or amend the exchange offer before the acceptance of the Old Notes, if:

•	such Old Notes are tendered to us other than in accordance with the terms and conditions of the exchange offer;

•	we determine that the exchange offer, or the making of any exchange by a holder, violates any applicable law or any applicable interpretation by the staff of the SEC; or

•

any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer.

The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We reserve the absolute right to waive these conditions in whole or in part at any time and from time to time in our sole discretion prior to the expiration date, subject to applicable law. Our failure at any time to exercise any of the above rights will not be considered a waiver of that right, and that right will be considered an ongoing right which we may assert at any time and from time to time.

In addition, we will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for those Old Notes, if at any time any stop order is threatened or issued by the SEC with respect to the registration statement for the exchange offer and the New Notes or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). In any such event, we must use our commercially reasonable efforts to obtain the withdrawal of any such stop order as soon as practicable and provide prompt notice to each holder of the withdrawal of any such stop order.

Further, we will not be obligated to accept for exchange the Old Notes of any holder that has not made to us the representations described under “The Exchange Offer—Eligibility; Transferability” and “Plan of Distribution.”

Procedures for Tendering Old Notes

To participate in the exchange offer, you must validly tender your Old Notes to the exchange agent as described below. It is your responsibility to validly tender your Old Notes.

If you have any questions or need help in exchanging your Old Notes, please contact the exchange agent, whose address, phone number and email address are set forth below in “The Exchange Offer—Exchange Agent.”

Book-Entry Old Notes

For any Old Notes that were issued in book-entry form and are currently represented by global certificates held for the account of DTC, DTC will be the only entity that can tender such Old Notes for New Notes. Therefore, to validly tender any Old Notes you hold that were originally issued in book-entry form and to obtain New Notes, you must comply with the procedures described below to initiate the exchange agent’s book-entry transfer of the Old Notes into the exchange agent’s account at DTC using DTC’s ATOP procedures. To comply with those procedures, you must cause:

•	a properly transmitted “agent’s message” (as defined below) to be received by the exchange agent through ATOP prior to 5:00 p.m., New York City time, on the expiration date; and

•

a timely confirmation of a book-entry tender of the Old Notes into the exchange agent’s account at DTC through ATOP pursuant to the procedure for book-entry transfer described below to be received by the exchange agent prior to 5:00 p.m., New York City time on the expiration date.

Following receipt of a properly transmitted “agent’s message,” the exchange agent will establish an ATOP account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer. Any financial institution that is a DTC participant, including your broker or bank, may make a book-entry tender of outstanding Old Notes by causing the book-entry transfer of such Old Notes into the exchange agent’s ATOP account in accordance with DTC’s procedures for such transfers. In connection with the transfer, the exchange agent must receive a properly transmitted “agent’s message,” as well as a timely confirmation of a book-entry tender of the Old Notes into its account at DTC through ATOP, prior to 5:00 p.m., New York City time, on the expiration date. Subject to the terms of the exchange offer, following the expiration or termination of the exchange offer, the exchange agent will exchange Old Notes validly tendered and not validly withdrawn prior to such expiration or termination for an equal principal amount of New Notes by credit to the holder’s account at DTC. If the entire principal amount of all Old Notes held by a holder is not tendered, then Old Notes for the principal amount of the Old Notes not tendered and accepted will be returned by credit to the holder’s account at DTC following the expiration date.

The term “agent’s message” means a message transmitted by a DTC participant to DTC, and thereafter transmitted by DTC to the exchange agent, which states that DTC has received an express acknowledgement from the participant stating that such participant and beneficial holder agree to be bound by the terms of the exchange offer, including the letter of transmittal, and that such agreement may be enforced against such participant.

Each agent’s message must include the following information:

•	name of the beneficial owner tendering such Old Notes;

•	account number of the beneficial owner tendering such Old Notes;

•	principal amount of Old Notes tendered by such beneficial owner; and

•	a confirmation that the beneficial owner of the Old Notes has agreed to be bound by the terms of the accompanying letter of transmittal.

The delivery of the Old Notes through DTC, and any transmission of an agent’s message through ATOP, is at the election and risk of the person tendering Old Notes. If we do not accept any tendered Old Notes for exchange or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged Old Notes will be returned, without expense, to their tendering holder by crediting the holder’s account at DTC, following the expiration or termination of the exchange offer.

The tender by a holder of Old Notes that is not validly withdrawn prior to the expiration date of the exchange offer and that is accepted by us will constitute a binding agreement between us and the holder in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal. By using the ATOP procedures to exchange Old Notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, by using the ATOP procedures to tender and exchange Old Notes, you will be bound by the terms of the letter of transmittal, and you will be deemed to have made the acknowledgements and the representations and warranties it contains, just as if you had signed it. Each tendering holder, by delivery of an agent’s message, waives any right to receive any notice of the acceptance of such tender.

There is no procedure for guaranteed late delivery of the Old Notes in connection with the exchange offer.

Physical Notes

If your Old Notes were issued in physical form, then you must physically tender your Old Notes for New Notes. Therefore, to tender Old Notes subject to the exchange offer and to obtain New Notes you must transmit to Computershare Trust Company, N.A., the exchange agent, at its address listed under “The Exchange Offer—Exchange Agent:

•	the physical Old Note;

•	a properly completed and duly executed letter of transmittal; and

•	all other documents required by the letter of transmittal.

The method of delivery of original notes, letters of transmittal and all other required documents is at the holder’s election and risk. Holders of physical Old Notes should not send letters of transmittal or other required documents to us. If we do not accept any tendered Old Notes for exchange or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged physical Old Notes will be returned, without expense, to their tendering holder, following the expiration or termination of the exchange offer.

We will determine all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Old Notes in our sole discretion, and our determination will be final and binding on all parties. We reserve the absolute right, in our sole and absolute discretion, to reject any and all Old Notes not validly tendered or any Old Notes whose acceptance by us would, in the opinion of our counsel, be unlawful. We also reserve the absolute right, in our sole discretion subject to applicable law, to waive or amend any of the conditions of the exchange offer or to waive any defects, irregularities or conditions of tender as to any particular Old Notes, either before or after the expiration date. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the accompanying letter of transmittal) will be final and binding on all parties. No alternative, conditional or contingent tenders will be accepted. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within a time period we will reasonably determine. We are not required to waive defects and are not required to notify you of defects in your tender. Although we intend to request the exchange agent to notify holders of defects or irregularities relating to tenders and withdrawals of Old Notes, neither we, the exchange agent nor any other person will have any duty or incur any liability for failure to give such notification. Tenders of Old Notes will not be considered to have been made until such defects or irregularities have been cured or waived. If we waive any terms or conditions with respect to a noteholder, we will extend the same waiver to all noteholders with respect to that term or condition. Any Old Notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent, without expense, to the tendering holders following the expiration date. Each tendering holder, by delivery of an agent’s message, waives any right to receive any notice of the acceptance of such tender.

Representations

By tendering Old Notes, each holder is deemed to have represented to us all of the representations contained in the letter of transmittal, including that:

•	any New Notes that you receive will be acquired in the ordinary course of business;

•

you are not participating in the exchange offer with a view to distribute any New Notes nor do you have any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes in violation of the provisions of the Securities Act;

•	you are not an “affiliate” (within the meaning of Rule 405 under the Securities Act);

•

if you are a broker-dealer that will receive New Notes for your own account in exchange for Old Notes, you acquired those New Notes as a result of market-making or other trading activities, and you will satisfy any applicable prospectus delivery requirements in connection with any resale of such New Notes; and

•	the undersigned is not acting on behalf of any person or entity who could not truthfully make the foregoing representations and warranties.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may validly withdraw your tender of Old Notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal of tendered Old Notes to be effective, either (1) if you hold book-entry Old Notes, the exchange agent must receive, prior to 5:00 p.m., New York City time on the expiration date of the exchange offer, a computer-generated notice of withdrawal, transmitted by DTC on your behalf in accordance with the appropriate procedures of DTC’s ATOP system or (2) if you hold physical Old Notes, you must provide a written notice of withdrawal to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any such notice of withdrawal must:

•	specify the name of the tendering holder of Old Notes to be withdrawn;

•	specify the principal amount of the Old Notes delivered for exchange;

•	if you hold book-entry Old Notes, specify the name and number of the account at DTC to be credited with the withdrawn Old Notes;

•	include a statement that such holder is withdrawing its election to have such Old Notes exchanged; and

•	if you hold book-entry Old Notes, otherwise comply with the procedures of DTC.

We will determine all questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices in our sole discretion, and our determinations will be final and binding on all parties. Any Old Notes validly withdrawn will be considered not to have been validly tendered for purposes of the exchange offer, and no New Notes will be issued in exchange for such Old Notes, unless the Old Notes withdrawn are validly re-tendered. Any Old Notes which have been tendered but which are not accepted for exchange or which are withdrawn will be returned to the holder, without expense to such holder, after withdrawal, rejection of tender or termination of the exchange offer. Validly withdrawn Old Notes may be re-tendered by following one of the procedures described above under “—Procedures for Tendering Old Notes” at any time prior to the expiration date of the exchange offer.

Exchange Agent

Computershare Trust Company, N.A., has been appointed the exchange agent for the exchange offer. Letters of transmittal and all correspondence in connection with the exchange offer should be sent or delivered by each holder of Old Notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent as follows:

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):

Computershare Trust Company, N.A.

CTSO Mail Operations

600 S. 4th Street, 7th Floor

Minneapolis, MN 55415 MAC N9300-070

For additional information, you may contact the exchange agent by calling (800) 344-5128 or by emailing bondholdercommunications@wellsfargo.com.

We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.

Fees and Expenses

We will bear the expenses of soliciting tenders of the Old Notes and issuance of the New Notes. The principal solicitation is being made through ATOP. However, we may make additional solicitations by email, by telephone, or in person by our officers and employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. As indicated above, we will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses. We will also pay any other cash expenses that we incur in connection with the exchange offer.

Except as described below, we will pay all transfer taxes, if any, applicable to the exchange of Old Notes under the exchange offer. The tendering holder will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	New Notes and/or substitute Old Notes not exchanged are to be delivered to, or registered or issued in the name of, any person other than the registered holder of the Old Notes so exchanged;

•	tendered Old Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of Old Notes under the exchange offer.

If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

We will record the New Notes at the same carrying value as the Old Notes reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offer.

Consequences of Failure to Exchange

Old Notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and will be subject to the restrictions on transfer described in the Old Notes.

Accordingly, such Old Notes may not be offered, sold, pledged, or otherwise transferred except:

•	to us or to any of our subsidiaries;

•	under a registration statement that has been declared effective under the Securities Act; or

•

under any available exemption from the registration requirements of the Securities Act (in which case we and the trustee shall have the right to require the delivery of an opinion of counsel (at the holder’s sole cost), certifications and/or other information satisfactory to us and the trustee);

in each case, subject to compliance with any applicable foreign, federal, state or other securities laws.

Upon completion of the exchange offer, due to the restrictions on transfer of the Old Notes and the absence of such restrictions applicable to the New Notes, it is likely that the market, if any, for Old Notes will be relatively less liquid than the market for New Notes. Consequently, holders of Old Notes who do not participate in the exchange offer could experience significant diminution in the value of their Old Notes, compared to the value of the New Notes. The holders of Old Notes not tendered will have no further registration rights, except that, under limited circumstances specified in the registration rights agreements, we may be required to file a shelf registration statement covering resales of Old Notes.

Additional Information Regarding the Registration Rights Agreements

As noted above, we are effecting the exchange offer to comply with our contractual obligations under the registration rights agreements. The registration rights agreements require us to cause an exchange offer registration statement to be filed with the SEC under the Securities Act, use our commercially reasonable efforts to cause the registration statement to be declared or become effective, and satisfy certain other obligations, within certain time periods.

In the event that:

•	the registration statement is not filed with the SEC on or prior to the 90th day after August 26, 2021;

•	the registration statement is not declared effective by the SEC on or prior to the 150th day after August 26, 2021;

•	the exchange offer is not consummated within 45 days following the effective date of the registration statement;

•

if required, a shelf registration statement is not filed with the SEC on or prior to (A) the 180th day following August 26, 2021 or (B) the 60th day after the obligation to file a shelf registration statement with the SEC arises, whichever is later;

•

if required, a shelf registration statement is not effective on or prior to (A) the 225th day following August 26, 2021 or (B) the 105th day after an obligation to file with the SEC a shelf registration statement arises, whichever is later;

•

a shelf registration statement is declared effective by the SEC but such shelf registration statement ceases to be effective or such shelf registration statement or the prospectus included therein ceases to be usable in connection with resales of the registrable securities due to any act or omission of the Company and (A) the aggregate number of days in any consecutive 365-day period for which the shelf registration statement or such prospectus shall not be effective or usable exceeds 120 days, (B) the shelf registration statement or such prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365-day period, or (C) the shelf registration statement or such prospectus shall not be effective or usable for a period of more than 90 consecutive days; or

•

the registration statement is declared effective by the SEC but, if the registration statement is being used in connection with the resale of the New Notes, the registration statement ceases to be effective or the registration statement or the prospectus included therein ceases to be usable in connection with resales of New Notes due to any act or omission of the Company during the 180-day period following the last date on which exchanges are accepted and (A) the aggregate number of days in any consecutive 365-day period for which the registration statement or such prospectus shall not be effective or usable exceeds 120 days, (B) the registration statement or such prospectus shall not be effective or usable for more than two periods (regardless of duration) in any consecutive 365-day period, or (C) the registration statement or the prospectus shall not be effective or usable for a period of more than 90 consecutive days;

the per annum interest rate borne by the Old Notes will be increased by 0.25% per annum immediately following the applicable date of such registration default and will increase by an additional 0.25% per annum immediately following each 90-day period during which additional interest accrues, but in no event will such increase exceed 0.50% per annum. If at any time more than one registration default has occurred and is continuing, the increase in interest rate will apply as if there occurred a single registration default that begins on the date that the earliest such registration default occurred and ends on such date that there is no registration default. Following the cure of all such registration defaults, the accrual of additional interest will cease and the interest rate will be reduced to the original interest rate borne by the Old Notes.

Our obligation to register the New Notes will terminate upon completion of the exchange offer. However, under certain limited circumstances specified in the registration rights agreements, we may be required to file a shelf registration statement covering resales of the Old Notes.

DESCRIPTION OF THE NOTES

On August 26, 2021, we issued $70,000,000 in aggregate principal amount of our 3.500% Fixed-to-Floating Rate Subordinated Notes due 2031, which we collectively refer to in this prospectus as the Old Notes. The Old Notes were issued in private placement transactions to certain qualified institutional buyers and institutional accredited investors and, as such, were not registered under the Securities Act. The Old Notes were issued pursuant to that certain indenture, dated as of September 30, 2016, as supplemented by that certain third supplemental indenture, dated as of August 26, 2021, by and between Triumph Bancorp, Inc., as issuer, and Wells Fargo Bank, National Association, as trustee, which we collectively refer to as the Indenture. The term “notes” refers collectively to the Old Notes and the New Notes.

The New Notes will be issued under the Indenture and will evidence the same debt as the Old Notes. The terms of the New Notes are identical in all material respects to those of the Old Notes, except that:

•	the New Notes have been registered with the SEC under the Securities Act and, as a result, will not bear any legend restricting their transfer;

•	the New Notes bear different CUSIP numbers from the Old Notes;

•	the New Notes are generally not subject to transfer restrictions;

•	holders of the New Notes are not entitled to registration rights under the registration rights agreements that we entered into with the initial purchasers of the Old Notes or otherwise; and

•

because holders of New Notes are not entitled to registration rights, holders of the New Notes will not have the right to additional interest under the circumstances described in the registration rights agreements relating to our fulfillment of our registration obligations.

The New Notes will be issued only in registered form without interest coupons and in minimum denominations of $100,000 and any integral multiple of $1,000 in excess thereof. The New Notes will be evidenced by one or more global notes deposited with the trustee for the New Notes, as custodian for DTC, and transfers of beneficial interests will be facilitated only through records maintained by DTC and its participants.

The terms of the New Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following provides a summary of certain terms of the Indenture and the New Notes. This summary is qualified in its entirety by reference to the complete Indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and to the form of notes, which is included as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the Indenture and the form of notes because those documents, not this summary description, define your rights as holders of the New Notes. Whenever we refer to the defined terms of the Indenture in this prospectus without defining them, the terms have the meanings given to them in the Indenture. You must look to the Indenture for the most complete description of the information summarized in this prospectus.

General

The exchange offer for the New Notes will be for up to $70,000,000 in aggregate principal amount of the Old Notes. The New Notes, together with any Old Notes that remain outstanding after the exchange offer, will be treated as a single series for all purposes of the Indenture, including, without limitation, waivers, consents, amendments, redemptions and offers to purchase.

Under the Indenture, the aggregate principal amount of New Notes which may be sold and delivered in other offerings is unlimited.

The New Notes will mature September 1, 2031 (the “maturity date”). Payment of principal on the New Notes may be accelerated only in the case of certain events of bankruptcy or insolvency. See “—Events of Default; Acceleration of Payment; Limitation on Suits.”

Beginning with the interest payment date on September 1, 2026, and on any interest payment date thereafter, we may, at our option, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, redeem the New Notes, in whole or in part, at a price equal to 100% of the principal amount of the New Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. The New Notes may not otherwise be redeemed by us prior to the maturity date, except that we may, at our option, redeem the New Notes in whole, but not in part, upon the occurrence of a Tier 2 Capital Event (as defined below) or a Tax Event (as defined below), or if we are required to register as an investment company pursuant to the Investment Company Act of 1940, as amended, in each case, at a price equal to 100% of the principal amount of the New Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made in accordance with the applicable procedures of DTC (as herein below). See “—Redemption.”

The New Notes are not convertible into, or exchangeable for, equity securities, other securities or assets of Triumph or TBK Bank. There is no sinking fund for the New Notes. Except as described below under “—Clearance and Settlement,” the New Notes will be represented by one or more global certificates deposited with or on behalf of The Depository Trust Company (with its successors, “DTC”) and registered in the name of Cede & Co. or other nominee of DTC. The New Notes will be issued and may be transferred only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof in book-entry form only. See “—Clearance and Settlement.”

As a bank holding company, our ability to make payments on the New Notes will depend primarily on the receipt of dividends and other distributions from TBK Bank. There are various regulatory restrictions on the ability of TBK Bank to pay dividends or make other distributions to us. See “Risk Factors—We are a holding company and depend on dividends and distributions from our subsidiaries for payments of principal and interest” and “Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the New Notes, regardless of whether we are the subject of an insolvency proceeding” in this prospectus and the information in Item 1., Business, under the heading “Supervision and Regulation—Bank Regulation,” Item 1A., Risk Factors, under the heading “We do not intend to pay dividends in the foreseeable future and our future ability to pay dividends is subject to restrictions” and Item 5., Market for Registrant’s Common Equity, Related Shareholder Matters and Issuer Purchases of Equity Securities, under the heading “Dividends,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Delivery of reports, information and documents (including, without limitation, reports contemplated in this section) to the Trustee is for information purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with covenants under the Indenture, New Notes, and guarantees (if any), as to which the Trustee is entitled to rely exclusively on officers’ certificates.

The New Notes are not savings accounts, deposits or other obligations of TBK Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The New Notes are solely obligations of Triumph Bancorp, Inc. and are neither obligations of, nor guaranteed by, any of our subsidiaries.

Interest

The New Notes will bear interest (a) at a fixed rate of 3.500% per annum, payable semi-annually in arrears on March 1 and September 1 of each year (each, a “fixed rate interest payment date”), with the first such fixed rate interest payment date being March 1, 2022 and the last such fixed rate interest payment date being

September 1, 2026 and (b) thereafter (such period, the “floating rate period”), at a floating per annum rate equal to the then-current Benchmark (as defined below), reset quarterly, plus 286 basis points, payable quarterly in arrears on March 1, June 1, September 1, and December 1 of each year (each such date, a “floating rate interest payment date,” and together with a fixed rate interest payment date, an “interest payment date”), with the first such floating rate interest payment date being December 1, 2026. Notwithstanding the foregoing, if the Benchmark is less than zero, the Benchmark shall be deemed to be zero. Interest on the New Notes shall accrue from and including the date of issuance, to, but excluding, the maturity date or the date of earlier redemption.

“Calculation Agent” means the Company or the agent appointed by the Company, in its sole discretion, prior to the commencement of the floating rate period (which may include the Company or any of its affiliates) to act in accordance with the Indenture, and which appointment may be restricted to just determining Three-Month Term SOFR prior to a Benchmark Transition Event, or be restricted to just determining a particular Benchmark Replacement after a Benchmark Transition Event.

“Additional Amounts” means any additional amounts that are required by the Indenture or the New Notes, under circumstances specified by the Indenture or the New Notes, to be paid by Triumph in respect of certain taxes, duties, levies, imposts, assessments or other governmental charges imposed on holders of the New Notes specified by the Indenture or the New Notes.

The determination of the Benchmark in respect of each applicable floating interest period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s calculation of the amount of any interest payable during the floating rate period will be maintained on file at the Calculation Agent’s principal offices.

Interest payable on any fixed rate interest payment date during the fixed rate period will be computed on the basis of a 360-day year consisting of twelve 30-day months to, but excluding, September 1, 2026. Interest payable on any floating rate interest payment date during the floating rate period will be computed on the basis of a 360-day year and on the basis of the actual number of days elapsed. Dollar amounts resulting from interest calculations will be rounded to the nearest cent, with one-half cent being rounded upward.

The term “floating interest period” when used in reference to a point in time occurring during the floating rate period, shall be defined to mean the period commencing on the applicable floating rate interest payment date (or, in the case of the initial floating interest period, commencing on September 1, 2026) to, but excluding, the next succeeding floating rate interest payment date (and in the case of the last such floating interest period, from, and including, the floating rate interest payment date immediately preceding the maturity date or the date of earlier redemption to, but excluding, such maturity date or date of earlier redemption). The initial floating interest period applicable to the New Notes is from, and including September 1, 2026 to, but excluding, December 1, 2026.

If a fixed rate interest payment date or the maturity date for the New Notes falls on a day that is not a business day, the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the New Notes will not be entitled to any further interest or other payments. In the event that a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.

Interest on each Note will be payable to the person in whose name such Note is registered on the 15th day of the month immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the New Notes are registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the maturity date will be paid to the person to whom the principal will be payable. So long as the Notes are represented by Global Notes (as defined below), all payments of principal and interest on the Notes will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or its nominee, in accordance with its applicable procedures. If the Notes are not represented by Global Notes, we may, at our option, make payments of principal and interest on the Notes by check mailed to the address of the person specified for payment in the preceding sentences.

No recourse will be available for the payment of principal of, or interest or any additional amounts on, any Note, for any claim based thereon, or otherwise in respect thereof, against any of the Trustee, any shareholder, employee, officer or director, as such, past, present or future, of Triumph or of any successor entity; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the exchange offer and the issuance of the New Notes. Neither the Indenture nor the New Notes contain any covenants or restrictions restricting the incurrence of debt, deposits or other liability by us or by our subsidiaries. The Indenture and the New Notes contain no financial covenants and do not restrict us from paying dividends or issuing or repurchasing other securities, and do not contain any provision that would provide protection to the holders of the New Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

When we use the term “business day,” we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or any place of payment are authorized or obligated by law, regulation or executive order to close.

Effect of Benchmark Transition Event

Benchmark Replacement. If the Company determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the New Notes during the applicable floating interest period in respect of such determination on such date and all determinations on all subsequent dates. The Company shall notify the Trustee and any Calculation Agent in writing (i) following its determination of the occurrence of the Benchmark Transition Event or the Benchmark Replacement Date, and (ii) of any Benchmark Replacements or Benchmark Replacement Conforming Changes.

If a Benchmark Replacement Event and its related Benchmark Replacement Date have occurred and, for any reason, the Calculation Agent has not been notified of the Benchmark Replacement at least two (2) business days prior to the next applicable floating rate interest payment date, then for purposes of next floating rate interest payment date and each floating rate interest payment date thereafter until the Company has notified the Calculation Agent of the Benchmark Replacement, the New Notes will bear interest at a fixed rate equal to the interest rate set for the interest payment made on the last floating rate interest payment date prior to such Benchmark Replacement Event; provided that, from and after the first floating rate interest payment date that is more than two (2) Business Days after the Company has notified the Calculation Agent of the Benchmark Replacement in accordance with the Indenture, the Benchmark Replacement shall apply.

Neither the Trustee, Paying Agent nor Calculation Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the Benchmark, or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or whether any conditions to the designation of such a rate have been satisfied, or

(iii) to select, determine or designate any Benchmark Replacement Adjustment, or other modifier to any replacement or successor index, or (iv) to determine whether or what Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

Neither the Trustee, Paying Agent, nor Calculation Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in the Indenture as a result of the unavailability of SOFR (or other applicable Benchmark) and absence of a designated replacement Benchmark, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party in providing any direction, instruction, notice or information required or contemplated by the terms of the Indenture and reasonably required for the performance of such duties.

In the event that SOFR (or other applicable Benchmark) is not available on any determination date, then unless the Calculation Agent is notified of a Replacement Benchmark in accordance with the provisions of the Indenture within two (2) business days, the Calculation Agent shall use the interest rate in effect for the immediately prior interest period.

If the Calculation Agent at any time or times determines in its reasonable judgment that guidance is needed to perform its duties, or if it is required to decide between alternative courses of action, the Calculation Agent may (but is not obligated to) reasonably request guidance in the form or written instructions (or, in its sole discretion, oral instruction followed by written confirmation) from the Company, on which the Calculation Agent shall be entitled to rely without liability. The Calculation Agent shall be entitled to refrain from action pending receipt of such instruction.

The role of Calculation Agent for the purpose of determining a particular Benchmark after a Benchmark Transition Event, are separate and distinct from any other roles hereunder, including without limitation the roles of Trustee and of the Calculation Agent for determining Three-Month Term SOFR prior to a Benchmark Transition. Computershare Trust Company, NA, will only be the Calculation Agent for the purpose of determining a particular Benchmark after a Benchmark Transition Event, if in its sole discretion it agrees in writing to such appointment.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Company will have the right to make Benchmark Replacement Conforming Changes from time to time, and such changes shall become effective without consent form the relevant holders or any other party.

Certain Defined Terms

As used herein:

“Benchmark” means, initially, Three-Month Term SOFR; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark; provided that if (a) the Company cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Company, as of the Benchmark Replacement Date:

(1)	the sum of (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;

(2)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(4)

the sum of: (a) the alternate rate of interest that has been selected by the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Company as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Company giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “floating interest period,” timing and frequency of determining rates with respect to each floating interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Company decides that adoption of any portion of such market practice is not administratively feasible or if the Company determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Company determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2)

in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)	in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for purposes of such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)	if the Benchmark is Three-Month Term SOFR, (i) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (ii) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (iii) the Company determines that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Company in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining Compounded SOFR; provided that:

(2)

if, and to the extent that, the Company determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Company giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate notes at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the spread of 286 basis points per annum.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement and is not incorporated in this prospectus supplement by reference.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the Company after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the Company after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” means the daily Secured Overnight Financing Rate provided by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

“Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating interest period, as determined by the Company after giving effect to the Three-Month Term SOFR Conventions.

“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “floating interest period ”, timing and frequency of determining Three-Month Term SOFR with respect to each floating interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Company decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Company decides that adoption of any portion of such market practice is not administratively feasible or if the Company determines that no market practice for the use of Three- Month Term SOFR exists, in such other manner as the Company determines is reasonably necessary).

“Tier 2 Capital Event” shall mean the receipt by the Company of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the New Notes, the New Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to the Company that would preclude the New Notes from being included as Tier 2 capital.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Determinations and Decisions

Pursuant to the preceding section titled “—Effect of Benchmark Transition Event,” we are expressly authorized to make certain determinations, decisions and elections under the terms of the Indenture and the New Notes, including with respect to the use of any Benchmark Replacement during the floating rate period. Any determination, decision or election that may be made by the Company pursuant to the benchmark transition provisions set forth herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection, and any Three-Month Term SOFR Conventions and Benchmark Replacement Conforming Changes, will be conclusive and binding on the holders of the New Notes, the Calculation Agent and the Trustee absent manifest error, may be made in the Company’s sole discretion, and, notwithstanding anything to the contrary herein relating to the New Notes, shall become effective without consent from any other party.

For the avoidance of doubt, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest that will be payable for each floating interest period on the New Notes will be an annual rate equal to the sum of the Benchmark Replacement plus 286 basis points.

Ranking

The New Notes will be unsecured, subordinated obligations of Triumph Bancorp, Inc. The New Notes will rank equal in right of payment and upon our liquidation with any of our existing and all of our future indebtedness the terms of which provide that such indebtedness ranks equally with the New Notes and will rank senior in right of payment and upon our liquidation to our existing junior subordinated indebtedness underlying our outstanding trust preferred securities and any of our indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to note indebtedness such as the New Notes. Our obligation to make any payment on account of New Notes will be subordinated and junior in right of payment to our Senior Debt (as defined below). The New Notes will not be guaranteed by any of our subsidiaries, including TBK Bank, which is our principal subsidiary. The New Notes will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation TBK Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise, which means that such creditors generally will be paid from those subsidiaries’ assets before holders of the New Notes would have any claims to those assets.

The Indenture and the New Notes do not limit the amount of Senior Debt, secured indebtedness, or other liabilities having priority over, or ranking equally with, the New Notes that we or our subsidiaries may hereafter incur. As of September 30, 2021, we had no Senior Debt, $39.5 million of Fixed-to-Floating Rate Subordinated Notes due 2029 ranking on a parity with the Notes and approximately $51.0 million of indebtedness ranking junior to the New Notes. As of September 30, 2021, our subsidiaries, including TBK Bank, had outstanding indebtedness, total deposits and other liabilities of approximately $4.962 billion, excluding intercompany liabilities, all of which ranks structurally senior to the Notes.

“Senior Debt” means the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Triumph Bancorp, Inc. whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Triumph Bancorp, Inc. for money borrowed, whether any such indebtedness exists as of the date of the Indenture or is created, incurred, assumed or guaranteed after such date:

•	any debt (a) for money borrowed by Triumph Bancorp, Inc., or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of Triumph Bancorp, Inc., or to secure the payment of revenue bonds issued for the benefit of Triumph Bancorp, Inc. whether contingent or otherwise;

•	the obligation of Triumph Bancorp, Inc. as lessee under any lease of property which is reflected on Triumph Bancorp, Inc.’s balance sheet as a capitalized lease;

•	obligations to general and trade creditors;

•	an obligation arising from direct credit substitutes;

•	any obligation associated with derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements;

•

all obligations of the type referred to in the foregoing bullet points above of other persons or entities for the payment of which Triumph is responsible or liable as obligor, guarantor or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States; and

•	any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the foregoing bullet points.

With respect to the New Notes, Senior Debt excludes:

•

any such indebtedness, obligation or liability referred to above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the New Notes, or ranks pari passu with the New Notes;

•

any such indebtedness, obligation or liability which is subordinated to indebtedness of Triumph Bancorp, Inc. to substantially the same extent as or to a greater extent than the New Notes are subordinated;

•	any indebtedness to a subsidiary of Triumph Bancorp, Inc.; and

•	the notes.

Notwithstanding the foregoing, and for the avoidance of doubt, if the Federal Reserve (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of “Senior Debt” in the Indenture will have the meaning as described in that rule or interpretation.

In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceeding, (i) the holders of Senior Debt will first be entitled to receive payment in full in cash of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt before the holders of the New Notes will be entitled to receive any payment of principal of or interest on the New Notes and (ii) until the Senior Debt is paid in full in cash, any distributions that the holders of the New Notes would be entitled but for the provisions described in this section shall be made to holders of Senior Debt as their interests may appear, except that holders of the New Notes may receive securities that are subordinated to Senior Debt to at least the same extent as the New Notes. In addition, we may not make any payment of principal of or interest on the New Notes and may not acquire any New Notes for cash or property other than capital stock of the Company in the event (a) a default on Senior Debt occurs and is continuing that permits the holders of such Senior Debt to accelerate the maturity of the Senior Debt and (b) the default is the subject of judicial proceedings or we receive notice of the default from an authorized person under the Indenture.

Because of the subordination provisions and the obligation to pay Senior Debt described above, in the event of our insolvency, holders of the New Notes may recover less ratably than holders of Senior Debt and certain of our other creditors. With respect to the assets of our subsidiaries, our creditors (including holders of the New Notes) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.

Subject to the terms of the Indenture, if the Trustee or any holder of any of the New Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the New Notes before all Senior Debt is paid in full in cash, property or securities, including by way of set-off or any such payment or distribution that may be payable or deliverable by reason of the payment of any other of our indebtedness being subordinated to the payment of the New Notes, then such payment or distribution will be held in trust for the benefit of holders of Senior Debt or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of Senior Debt of all unpaid Senior Debt.

Events of Default; Acceleration of Payment; Limitation on Suits

The New Notes and Indenture provide for only limited events upon which the principal of the New Notes may be accelerated. These events are:

•

we, pursuant to or within the meaning of any Bankruptcy Law (as defined below): (i) commence a voluntary case, (ii) consent to the entry of an order for relief against us in an involuntary case, (iii) consent to the appointment of a Custodian for us or for all or substantially all of our property, or (iv) make a general assignment for the benefit of our creditors; or

•

a court of competent jurisdiction enters an order or decree under any such Bankruptcy Law that: (i) is for relief against us in an involuntary case, (ii) appoints a Custodian for us or for all or substantially all of our property or for our principal banking subsidiary (which, as of the date hereof, is TBK Bank), or (iii) orders our liquidation, and the order or decree remains unstayed and in effect for 90 days;

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors and the term “Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If any of the foregoing occurs and is continuing, the principal, premium, make-whole amount, accrued and unpaid interest and Additional Amounts in respect of the New Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

The New Notes and Indenture provide for a limited number of other events of default, which do not permit acceleration of the payment of principal on the New Notes, including:

•

Default in the payment of any interest upon, or any Additional Amounts payable in respect of, the New Notes, when such interest, Additional Amounts or coupon becomes due and payable, and continuance of such default for a period of 30 days;

•	Default in the payment of the principal of (or premium or make-whole amount, if any, on) on the New Notes when it becomes due and payable at its maturity; or

•

Default in the performance, or breach, of any covenant or warranty in the Indenture applicable to us, and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding New Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture.

There is no right of acceleration in the case of a default in the payment of principal of or interest or Additional Amounts on the New Notes or in our nonperformance of any other obligation under the New Notes or the Indenture. If we default in our obligation to pay any interest on the New Notes when due and payable and such default continues for a period of 30 days, or if we default in our obligation to pay the principal amount due upon maturity, or if we breach any covenant or agreement contained in the Indenture and such breach continues for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the same shall have been given to us, then the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of New Notes of the performance of any covenant or agreement in the Indenture.

The Indenture provides that, subject to the duty of the Trustee upon the occurrence of an Event of Default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of New Notes unless such holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding New Notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the New Notes.

No holder of New Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

•	such holder has previously given written notice to the Trustee of a continuing event of default with respect to the New Notes;

•

the holders of not less than 25% in aggregate principal amount of the outstanding New Notes have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

•	such holder or holders have offered to the Trustee security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

•	the Trustee for 60 days after its receipt of such notice, request and offer of security and indemnity has failed to institute any such proceeding; and

•	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding New Notes.

In any event, the Indenture provides that no one or more of such holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all holders of New Notes.

Redemption

We may redeem the New Notes, in each case, in whole or in part from time to time, at our option prior to the maturity date, beginning with the interest payment date on September 1, 2026, but not prior thereto, and on any interest payment date thereafter subject to obtaining the prior approval of the Federal Reserve to the extent such approval is required under the rules of the Federal Reserve. The New Notes may not otherwise be redeemed prior to the maturity date, except that we may also, at our option, redeem the New Notes before the maturity date in whole but not in part from time to time, upon the occurrence of a Tier 2 Capital Event or a Tax Event, or if the Company is required to register as an investment company pursuant to the Investment Company Act of 1940, as amended. Any such redemption will be at a redemption price equal to 100% of the principal amount of the New Notes to be redeemed plus accrued and unpaid interest to, but excluding, the date of redemption fixed by us upon the occurrence of:

•

a “Tier 2 Capital Event,” defined in the Indenture to mean the receipt by us of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for Triumph or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the New Notes, the New Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital (or its then equivalent if we were subject to such capital requirement) for purposes of capital adequacy guidelines of the Board of Governors of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to us that would preclude the New Notes from being included as Tier 2 capital;

•

a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that, as a result of (a) an amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any political subdivision or taxing authority, or (b) of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which change or amendment becomes effective or which pronouncement or decision is announced on or after the date of the issuance of the New Notes, there is more than an insubstantial risk that the interest payable on the New Notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	Triumph becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Any redemption, call or repurchase of the New Notes following one of these events would require prior approval of the Federal Reserve.

In the event of any redemption of the New Notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) to each holder of New Notes not less than 30 nor more than 60 days prior to the redemption date.

Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the New Notes. If any New Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A replacement note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. The New Notes are not subject to redemption or prepayment at the option of the holders.

Modification and Waiver

The Indenture provides that we and the Trustee may modify or amend the Indenture with, or, in certain cases, without the consent of the holders of a majority in principal amount of outstanding New Notes; provided, that any modification or amendment may not, without the consent of the holder of each outstanding Note affected thereby:

•	change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, the New Notes;

•

reduce the principal amount thereof or the rate or amount of interest thereon or any Additional Amounts payable in respect thereof, or any premium payable or make-whole amount payable upon the redemption thereof;

•	change any obligation of Triumph to pay Additional Amounts other than as contemplated and permitted by Indenture;

•

reduce the amount of the principal of an Original Issue Discount Security (as defined in the Indenture) or make-whole amount, if any, that would be due and payable upon a declaration of acceleration of the maturity date thereof pursuant to the Indenture or the amount thereof provable in bankruptcy pursuant to the Indenture;

•

change any place of payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the principal of the New Notes or any premium or make-whole amount or any Additional Amounts payable in respect thereof or the interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity date of the New Notes;

•

reduce the percentage in principal amount of the outstanding New Notes, the consent of whose holders is required for any supplemental indenture, or the consent of whose holders is required for any waiver with respect thereto (or compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture;

•	make any change that adversely affects the right to convert or exchange the New Notes or decrease the conversion or exchange rate or increase the conversion or exchange price of the New Notes.

For the avoidance of doubt, we are expressly authorized to make certain determinations, decisions and elections under the terms of the Indenture and the New Notes, including with respect to the use of any Benchmark Replacement for any floating interest period and the provisions set forth under “—Effect of Benchmark Transition Event”, and any such determination, decision or election that may be made by us under the terms of the Indenture and the New Notes, among other effects, shall become effective without consent from the holders of the New Notes or the Trustee. See “—Determinations and Decisions.”

In addition, the holders of not less than a majority in principal amount of the outstanding New Notes may, on behalf of all holders of New Notes, waive compliance by us with certain terms, conditions and provisions of the Indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal or interest or Additional Amounts or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note.

In addition, we and the Trustee may modify and amend the Indenture without the consent of any holders of New Notes for any of the following purposes:

•

to evidence the succession of another person to Triumph as obligor under the Indenture, and the assumption by any such successor of the covenants of Triumph contained in the Indenture and in the New Notes;

•	to add to the covenants of Triumph for the benefit of the holders of the New Notes or to surrender any right or power conferred upon Triumph in the Indenture;

•

to add any additional events of default for the benefit of the holders of the New Notes; provided, however, that in respect of any such additional events of default such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default or may limit the right of the holders of a majority in aggregate principal amount of the New Notes which such additional events of default apply to waive such default;

•

to add to or change any of the provisions of the Indenture to provide that Bearer Securities (as defined in the Indenture) may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium, make-whole amount or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities (as defined in the Indenture), to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of the New Notes in uncertificated form, provided that any such action shall not adversely affect the interests of the holders of the New Notes in any material respect as determined in good faith by our board of directors;

•	to secure the New Notes;

•

to establish the form or terms of notes of any series and any related coupons as permitted by the Indenture, including the provisions and procedures relating to notes convertible into or exchangeable for other notes or property of the company;

•

to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee;

•

to cure any ambiguity, to correct or supplement any provision in the Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture that shall not be inconsistent with the provisions of the Indenture or to make any other changes, provided that in each case, such provisions shall not adversely affect the interests of the holders of the New Notes in any material respect as determined in good faith by our board of directors;

•	to close the Indenture with respect to the authentication and delivery of additional series of the New Notes;

•	to qualify, or maintain qualification of, the Indenture under the Trust Indenture Act of 1939, as amended;

•

to supplement any of the provisions of the Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the New Notes pursuant to the terms of the Indenture; provided in each case that any such action shall not adversely affect the interests of the holders of the New Notes in any material respect; or

•	to conform the terms of the Indenture and the New Notes to the description of the notes contained herein.

The Trustee shall be entitled to receive an officer’s certificate and opinion of counsel stating that the execution of such supplemental indenture is authorized or permitted by the Indenture and that all conditions precedent to the execution of such supplemental indenture have been complied with.

Legal Defeasance and Covenant Defeasance

We may choose to either discharge our obligations under the Indenture and the New Notes in a legal defeasance or to release ourselves from certain or all of our covenant restrictions under the Indenture and the New Notes in a covenant defeasance. We may do so after we irrevocably deposit with the Trustee for the benefit of the holders of the New Notes sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the stated maturity date or a redemption date of the New Notes. If we choose the legal defeasance option, the holders of the New Notes will not be entitled to the benefits of the Indenture except for certain limited rights, including registration of transfer and exchange of New Notes, replacement of lost, stolen or mutilated New Notes and the right to receive payments of the principal of (and premium, if any) and interest on such New Notes when such payments are due.

We may discharge our obligations under the Indenture pursuant to a legal defeasance or release ourselves from covenant restrictions pursuant to a covenant defeasance only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that holders of the New Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service (the “IRS”) or a change in the applicable federal income tax law. We may not have a default under the Indenture or the New Notes on the date of deposit and, under certain circumstances, 91 days after such deposit. The discharge may not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in our becoming an investment company in violation of the Investment Company Act of 1940, as amended. The discharge may not violate any of our agreements to which we are a party or by which we are bound.

Any defeasance of the New Notes pursuant to the Indenture shall be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the New Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the New Notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.

Satisfaction and Discharge

We may discharge our obligations under the Indenture and the New Notes if: (a) all outstanding New Notes have been delivered for cancellation; (b) all outstanding New Notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year, or (iii) if redeemable at our option, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name and at our expense; and we, in the case of the immediately preceding clauses (i), (ii) and (iii), have irrevocably deposited or caused to be deposited with the Trustee an amount sufficient to pay and discharge the principal of (and premium or make-whole amount, if any) and interest on, and any Additional Amounts with respect to, all outstanding New Notes and any other sums due on the stated maturity date or a redemption date, to the date of such deposit (in the case of New Notes that have become due and payable) or the stated maturity date or redemption date, as the case may be.

Consolidation, Merger and Sale of Assets

The Indenture provides that we may consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge with or into any other person, provided that in any such case:

•

either (a) we are the continuing entity or (b) if we consolidate with or merge with or into another person or sell, lease or convey all or substantially all of our assets to any other person, the person formed by such consolidation or into which we merge, or the person that acquires our assets, is a person organized and existing under the laws of the United States or a state thereof or the District of Columbia, expressly assumes the due and punctual payment of the principal of (and premium or make-whole amount, if any) and interest (including all Additional Amounts, if any) on the New Notes and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by us, by supplemental indenture satisfactory to the Trustee and executed and delivered to the Trustee by such person;

•	immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

•

we have complied with our obligations to deliver certain documentation to the Trustee, including an officers’ certificate and opinion of counsel each stating that such consolidation, sale, lease, conveyance or merger complies with the Indenture.

Further Issues

If no Event of Default has occurred and is continuing with respect to the New Notes, we may, from time to time, without notice to or the consent of the holders of the New Notes, create and issue further notes ranking equally with the New Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such further notes) in order that such further notes may be consolidated and form a single series with the New Notes and have the same terms as to status, redemption or otherwise as the New Notes; provided however, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the New Notes for U.S. federal income tax purposes, subject to the procedures of the DTC.

The Trustee may conclusively rely upon certificates, opinions or other documents furnished to it under the Indenture and shall have no responsibility to confirm or investigate the accuracy of mathematical calculations or other facts stated therein. The Trustee shall have no responsibility for monitoring Triumph’s compliance with any of its covenants under the Indenture.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the New Notes in non-Global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its office at Computershare Trust Company, N.A. as successor trustee to Wells Fargo Bank, National Association, 600 S. 4th Street, 7th floor, Minneapolis, MN 55415, MAC N9300-070, Attention: Corporate Trust Services—Administrator, Triumph Bancorp, Inc., as the paying agent for the New Notes. We must notify you of changes in the paying agents.

Governing Law

The Indenture provides that the New Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Tier 2 Capital

The New Notes are intended to qualify as Tier 2 capital (or its then equivalent if the Company were subject to such capital requirement) for purposes of capital adequacy guidelines of the Federal Reserve. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the New Notes must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

•	be subordinated in right of payment to TBK Bank’s depositors and general creditors and to each of our non-bank subsidiaries’ depositors and general creditors;

•

not contain provisions permitting the holders of the New Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the Company or TBK Bank;

•

only be callable after a minimum of five years following issuance, except upon the occurrence of certain special events, as described above, and, in any case, subject to obtaining the prior approval of the Federal Reserve or other primary federal regulator to the extent such approval is then required under the rules of the Federal Reserve or such other regulator; and

•

unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Clearance and Settlement

The New Notes will be represented by one or more global certificates, which we refer to individually as a Global Note and collectively as the Global Notes, deposited with or on behalf of DTC and registered in the name of Cede & Co. or other nominee of DTC. The New Notes will be available for purchase in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the Depositary or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the New Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their New Notes while the New Notes are held by a Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in the New Notes, so long as the corresponding securities are represented by Global Notes.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by its principal users, which include banks, broker-dealers, mutual funds and other financial institutions. Access to the DTC system is also available to others, referred to as indirect participants, such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities depositary with respect to the New Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities depositary is not obtained, certificates for the New Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities depositary). In that event, certificates for the New Notes will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:

•	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

•	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

•

will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All payments of principal and interest on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest on the securities represented by the Global Notes to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. None of Triumph, the Trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Triumph nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but neither we nor any underwriters assume any responsibility for the accuracy or completeness thereof.

Trustee

Computershare Trust Company, N.A. as successor trustee to Wells Fargo Bank, National Association, will act as Trustee under the Indenture. From time to time, we, and one or more of our subsidiaries, may maintain deposit accounts and conduct other banking transactions, including lending transactions, with the Trustee in the ordinary course of business. Additionally, we maintain banking relationships with the Trustee and its affiliates in the ordinary course of business.

Upon the occurrence of (i) an event which, after notice or lapse of time or both, would become an event of default under the New Notes or (ii) a default under another indenture under which the Trustee serves as trustee, the Trustee may be deemed to have a conflicting interest. Under such circumstances, the Trustee must eliminate the conflict or resign. In that event, we would be required to appoint a successor trustee.

Notices

Any notices required to be given to the holders of the New Notes will be given in accordance with the Indenture by mail or electronic means. Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material United States federal income tax considerations of the exchange of outstanding Old Notes for New Notes in the exchange offer. It is not a complete analysis of all of the potential tax considerations relating to the exchange of outstanding Old Notes for New Notes. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, or the Code, existing and proposed regulations under the Code and any administrative and judicial interpretations thereof and rulings thereunder, all as currently in effect. These authorities are subject to change, possibly on a retroactive basis, and subject to differing interpretations, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. We cannot assure you that a court or the Internal Revenue Service, or IRS, will not challenge one or more of the tax consequences described in this prospectus, and we have not obtained, and do not intend to obtain, a ruling from the IRS with respect to the United States federal income tax consequences described herein. Furthermore, this discussion does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or any United States federal non-income tax (such as estate and gift tax) consequences of the exchange of Old Notes for New Notes. This discussion also does not address any consequences under the unearned income Medicare contribution tax or any considerations under the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith).

This discussion is limited to the United States federal income tax consequences applicable to holders that purchased their Old Notes from us in a private placement on August 26, 2021 at the offering price and who held such Old Notes, and will now hold the New Notes, as “capital assets” within the meaning of Section 1221 of the Code. This discussion does not address all United States federal income tax considerations that may be applicable to each holder’s particular circumstances or to holders that may be subject to special tax rules under United States federal income tax laws, including, but not limited to, banks, insurance companies, thrifts, other financial institutions, mutual funds, grantor trusts, regulated investment companies, real estate investment trusts, tax-exempt organizations, brokers, dealers or traders in securities, commodities or currencies, certain former citizens or former long-term residents of the United States, corporations treated as “personal holding companies,” subchapter S corporations or investors in subchapter S corporations, controlled foreign corporations, passive foreign investment companies, persons subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, United States holders whose functional currency is not the United States dollar, persons that will hold the New Notes as a position in a hedging transaction, straddle or conversion transaction or as part of a “synthetic security,” other integrated transactions or risk reduction transaction, persons deemed to sell the Old Notes under the constructive sale provisions of the Code, an accrual method taxpayer who is required to recognize income for United States federal income tax purposes no later than when such income is taken into account for financial accounting purposes, a person that purchases or sells notes as part of a wash sale for tax purposes, retirement plans, individual retirement accounts or other tax-deferred accounts, a holder who owns or is deemed to own 5% or more of the total voting power or the total value of our stock, or entities or arrangements classified as partnerships for United States federal income tax purposes or other pass-through entities, or investors in such entities.

If a partnership (or other entity classified as a partnership for United States federal income tax purposes) holds Old Notes, the tax treatment of a person treated as a partner generally will depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the Old Notes should consult their tax advisors regarding the tax considerations to them of exchanging Old Notes for New Notes.

Exchange Offer

The exchange of Old Notes for New Notes in the exchange offer will not constitute a taxable exchange for United States federal income tax purposes. Accordingly, a holder of Old Notes will not recognize gain or loss upon the exchange of Old Notes for New Notes, a holder’s basis in the New Notes will be the same as the holder’s basis in the Old Notes surrendered in exchange therefor immediately before the exchange, and the holder’s holding period in the New Notes will include the holder’s holding period for the Old Notes. exchanged.

THIS DISCUSSION OF THESE CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO A HOLDER’S PARTICULAR SITUATION. HOLDERS OF OLD NOTES CONSIDERING THE EXCHANGE OFFER ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF EXCHANGING OLD NOTES FOR NEW NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES OR OTHER TAX LAWS.

PLAN OF DISTRIBUTION

Any broker-dealer that holds Old Notes acquired for its own account as a result of market-making activities or other trading activities and receives New Notes for its own account pursuant to the exchange offer may be a statutory underwriter and must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by any such broker-dealer in connection with any resale of New Notes received in exchange for such Old Notes, provided that such broker-dealer notifies the Company to that effect in accordance with the instructions in the letter of transmittal. To the extent that any notifying broker-dealer participates in the exchange offer, we will use our commercially reasonable efforts to maintain the effectiveness of this prospectus for a period of 180 days following the expiration date of the exchange offer.

We will not receive any proceeds from any sale of New Notes by broker-dealers or any other persons. New Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any New Notes. Any broker-dealer that holds Old Notes acquired for its own account as a result of market-making activities or other trading activities and receives New Notes for its own account pursuant to the exchange offer and resells such New Notes and any broker-dealer that participates in a distribution of such New Notes may be a statutory “underwriter” within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with the resale of any such New Notes, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We will promptly send additional copies of this prospectus, and any amendments or supplements hereto, to any such broker-dealer that reasonably requests such documents in accordance with the instructions in the letter of transmittal. We have agreed to pay certain expenses in connection with the exchange offer and will indemnify the holders of the Old Notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.

LEGAL MATTERS

The validity of the New Notes will be passed upon for us by Wachtell, Lipton, Rosen & Katz in respect of the laws of the State of New York. In rendering its opinion, Wachtell, Lipton, Rosen & Katz will rely upon the opinion of Adam D. Nelson, in his capacity as General Counsel of the Company as to all matters governed by the laws of the State of Texas.

EXPERTS

The audited consolidated financial statements of Triumph Bancorp, Inc. as of December 31, 2020 and 2019, and for each of the three years in the period ended December 31, 2020, that have been incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Crowe LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

The Texas Business Organizations Code (the “TBOC”) permits a corporation to indemnify a director who was, is or is threatened to be a named defendant or respondent in a proceeding as a result of the performance of his duties if such person acted in good faith and, in the case of conduct in the person’s official capacity as a director, in a manner he reasonably believed to be in the best interests of the corporation and, in all other cases, that the person’s conduct was not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, that such person had no reasonable cause to believe his conduct was unlawful. The TBOC further permits a corporation to eliminate in its charter all monetary liability of the corporation’s directors to the corporation or its stockholders for conduct in performance of such director’s duties. Our charter provides that a director of the corporation will not be liable to the corporation or its stockholders for monetary damages for any act or omission by the director in the performance of his duties, except that there will be no limitation of liability to the extent the director has been found liable under applicable law for: (i) breach of the director’s duty of loyalty owed to the corporation or its stockholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or (iv) an act or omission for which the liability of the director is expressly provided for by an applicable statute.

Sections 8.101 and 8.103 of the TBOC provide that a corporation may indemnify a person who was, is or is threatened to be a named defendant or respondent in a proceeding because the person is or was a director only if a determination is made that such indemnification is permissible under the TBOC: (i) by a majority vote of the directors who at the time of the vote are disinterested and independent, regardless of whether such directors constitute a quorum; (ii) by a majority vote of a board committee designated by a majority of disinterested and independent directors and consisting solely of disinterested and independent directors; (iii) by special legal counsel selected by the board of directors or a committee of the board of directors as set forth in (i) or (ii); (iv) by the stockholders in a vote that excludes the shares held by directors who are not disinterested and independent; or (v) by a unanimous vote of the stockholders.

Section 8.104 of the TBOC provides that the corporation may pay or reimburse, in advance of the final disposition of the proceeding, reasonable expenses incurred by a present director who was, is or is threatened to be made a named defendant or respondent in a proceeding after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under Section 8.101 and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director is not otherwise permitted under the TBOC. Section 8.105 also provides that reasonable expenses incurred by a former director or officer, or a present or former employee or agent of the corporation, who was, is or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the action, as the corporation considers appropriate.

Section 8.105 of the TBOC provides that a corporation may indemnify and advance expenses to a person who is not a director, including an officer, employee or agent of the corporation as provided by: (i) the corporation’s governing documents; (ii) an action by the corporation’s governing authority; (iii) resolution by the stockholders; (iv) contract; or (v) common law. As consistent with Section 8.105, a corporation may indemnify and advance expenses to persons who are not directors to the same extent that a corporation may indemnify and advance expenses to directors.

Further, our charter and bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by law. We are also expressly required to advance certain expenses to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

We have also entered into indemnification agreements with each of our directors and certain of our officers. The indemnification agreements provide, among other things, for indemnification to the fullest extent permitted by law and our charter and bylaws against (i) any and all direct and indirect liabilities and reasonable expenses, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval and reasonable counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness and (iii) any liabilities incurred as a result of acting on behalf of us (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements also provide for, or will provide for, the advancement or payment of expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our charter and bylaws.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under any of the foregoing provisions, in the opinion of the SEC, that indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations, including, but not limited to, 12 U.S.C. 1828(k).

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits:

Number	Description
3.1	Second Amended and Restated Certificate of Formation of Triumph Bancorp, Inc., effective November 7, 2014 (incorporated by reference to Exhibit 3.1 to Triumph Bancorp, Inc.’s Current Report on Form 8-K, filed with the SEC on November 13, 2014).

3.2	Certificate of Amendment to Second Amended and Restated Certificate of Formation of Triumph Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to Triumph Bancorp, Inc.’s Current Report on Form 8-K, filed with the SEC on May 10, 2018).

3.3	Second Amended and Restated Bylaws of Triumph Bancorp, Inc., effective November 7, 2014 (incorporated by reference to Exhibit 3.2 to Triumph Bancorp, Inc.’s Current Report on Form 8-K, filed with the SEC on November 13, 2014).

3.4	Amendment No. 1 to Second Amended and Restated Bylaws of Triumph Bancorp, Inc. (incorporated by reference to Exhibit 3.2 to Triumph Bancorp, Inc.’s Current Report on Form 8-K, filed with the SEC on May 10, 2018).

3.5	Statement of Designation of 7.125% Series C Fixed-Rate Non-Cumulative Perpetual Preferred Stock, dated June 17, 2020 (incorporated by reference to Exhibit 3.1 to Triumph Bancorp, Inc.’s Current Report on Form 8-K, filed with the SEC on June 19, 2020).

4.1	Indenture, dated as of September 30, 2016, by and between Triumph Bancorp, Inc., as Issuer, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Triumph Bancorp, Inc.’s Current Report on Form 8-K, filed with the SEC on September 30, 2016).

4.2	Third Supplemental Indenture, dated as of August 26, 2021, by and between Triumph Bancorp, Inc., as Issuer, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.2 of Triumph Bancorp, Inc.’s Current Report on Form 8-K, filed with the SEC on August 26, 2021).

4.3	Forms of 3.50% Fixed-to-Floating Rate Subordinated Note due 2031 of Triumph Bancorp, Inc. (included in Exhibit 4.2).

4.4	Form of Registration Rights Agreement, dated as of August 26, 2021, by and among Triumph Bancorp, Inc. and the several purchasers thereto (incorporated by reference to Exhibit 10.2 of Triumph Bancorp, Inc.’s Current Report on Form 8-K, filed with the SEC on August 26, 2021).

5.1*	Opinion of Wachtell, Lipton, Rosen & Katz.

5.2*	Opinion of Adam D. Nelson, in his capacity as General Counsel of the Company.

23.1*	Consent of Crowe LLP, independent registered public accounting firm to Triumph Bancorp, Inc.

23.2*	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).

23.3*	Consent of Adam D. Nelson, in his capacity as General Counsel of the Company (included in Exhibit 5.2).

24.1*	Power of Attorney (included on the signature page to this Registration Statement on Form S-4).

25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wells Fargo Bank, National Association, with respect to the Third Supplemental Indenture, dated as of August 26, 2021, between Triumph Bancorp, Inc. and Wells Fargo Bank, National Association, as trustee, regarding 3.50% Fixed-to-Floating Rate Subordinated Notes due 2031.

99.1*	Form of Letter of Transmittal relating to the 3.50% Fixed-to-Floating Rate Subordinated Notes due 2031.

*	Previously filed

(b)	Financial Statement Schedules:

Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

Item 22. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one (1) business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on December 15, 2021.

TRIUMPH BANCORP, INC.

By:	/s/ Aaron P. Graft
Aaron P. Graft
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:

Signature	Title	Date

/s/ Aaron P. Graft Aaron P. Graft	President and Chief Executive Officer (Principal Executive Officer)	December 15, 2021

/s/ W. Bradley Voss W. Bradley Voss	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 15, 2021

* Carlos M. Sepulveda, Jr.	Director and Chairman	December 15, 2021

* Charles A. Anderson	Director	December 15, 2021

Harrison Barnes	Director	December 15, 2021

* Debra A. Bradford	Director	December 15, 2021

* Richard L. Davis	Director	December 15, 2021

* Laura K. Easley	Director	December 15, 2021

* Maribess L. Miller	Director	December 15, 2021

* Frederick P. Perpall	Director	December 15, 2021

Signature	Title	Date

* Michael P. Rafferty	Director	December 15, 2021

* C. Todd Sparks	Director	December 15, 2021

*By:	/s/ Adam D. Nelson
Name:	Adam D. Nelson
Title:	Attorney-In-Fact